EXHIBIT 8(q)
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                     MASTER-FEEDER PARTICIPATION AGREEMENT

                                     AMONG

                            USAA MUTUAL FUND, INC.,
                          FUND ASSET MANAGEMENT, L.P.,
                    USAA INVESTMENT MANAGEMENT COMPANY, AND
                             FAM DISTRIBUTORS, INC.

                          DATED AS OF OCTOBER 27, 2000

         THIS AGREEMENT is made and entered into as of the 27th day of October, 2000, by and among: USAA Mutual Fund, Inc. (the "Company"), on behalf of its series USAA Extended Market Index Fund (the "Fund"); Fund Asset Management, L.P. (the "Adviser"); USAA Investment Management Company (the "Manager"); and FAM Distributors, Inc. ("FAM").

         WHEREAS, the Adviser manages the Quantitative Master Series Trust (the "Master Trust"), on behalf of its series, the Merrill Lynch Extended Market Series (the "Portfolio");

         WHEREAS, the Fund is a series of an open-end management investment company, and the Fund and the Portfolio have the same investment objectives and substantively the same investment policies;

         WHEREAS, the Fund desires to invest its investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio ("Shares") on the terms and conditions set forth herein, and the Portfolio believes that such investments are in its best interests; and

         WHEREAS, the Manager is the manager for the Fund, Adviser is the manager for the Portfolio, and FAM is the placement agent for the Portfolio;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                          INVESTMENTS AND REDEMPTIONS

         1.1 INVESTMENTS. By placing orders through FAM, the Fund will invest its investable assets in the Portfolio and, in exchange therefor, the Portfolio will issue to the Fund Shares equal in value to the assets of the Fund conveyed to the Portfolio. The Fund may add to or reduce its investment in the Portfolio as described in the Portfolio's Form N-1A registration statement (the "Portfolio's N-1A"). Notwithstanding the foregoing, the Portfolio reserves the right to refuse purchase requests if such action is required by law or, in the sole discretion of the trustees of the Master Trust, is in the best interests of other shareholders of the Portfolio, provided that prior to taking such action the Portfolio has delivered notice to the Manager of the reason(s) for its belief that such action is required and has allowed the Manager ten days following receipt of such notice, unless prohibited by applicable law, to correct the problem(s) or concern(s) identified by the Portfolio. In connection with each investment, each party hereto shall deliver to each other party such documents as such other party reasonably may request.

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         1.2 INVESTMENT  DATE.  Investments  can occur initially on October 27,
2000 (or such later date as the parties hereto agree upon) and on subsequent Business Days as the Fund determines. ("Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC")). All acts occurring on the date of investment shall be deemed to occur simultaneously as of the determination of the Portfolio's net asset value on the date of investment.

         1.3 REDEMPTIONS. FAM will redeem any full or fractional Shares of the Portfolio when requested by the Manager on behalf of the Fund in accordance with the operational procedures mutually agreed to by FAM and the Manager from time to time and the provisions of the Portfolio's N-1A. FAM shall ensure that the Portfolio makes payment via federal funds wire for such Shares no later than 12:00 noon New York time on the day the redemption request is made, but in no event shall payment be delayed for a greater period than is permitted by the Investment Company Act of 1940, as amended (the "1940 Act") (including any rule or order of the SEC thereunder).

         1.4 PURCHASE AND REDEMPTION PROCEDURES. FAM shall accept cash movement reports from the Fund on each Business Day, provided that such orders are received prior to 9:00 a.m. New York time on such Business Day. FAM shall accept transfer authorization reports from the Fund by 2:00 p.m. New York time on each Business Day. Such transfer authorization reports shall reflect purchase and redemption orders received from the Fund's shareholders in good order prior to the time the net asset value of the Portfolio is priced (the Portfolio's "valuation time") on the prior Business Day. Any such purchase or redemption order received after the Portfolio's valuation time on a Business Day shall be deemed received prior to 9:00 a.m. New York time on the next succeeding Business Day. Purchase and redemption orders shall be provided to FAM as agent for the Portfolio in such written or electronic form (including facsimile) as may be mutually acceptable to FAM and the Manager. In the event that the Manager elects to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Manager shall be responsible for confirming that any communication sent by the Manager to FAM was properly received. FAM may reject purchase and redemption orders that are not in proper form. FAM shall be entitled to assume the authenticity of communications received from, and shall be fully protected from all liability in acting upon the instructions of, the persons named as authorized individuals of the Manager in the attached Schedule A. Payment by the Fund for a purchase order that is transmitted to and accepted by FAM shall be made by 12:00 noon New York time on the same Business Day that FAM receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Fund shall fail to pay in a timely manner for any purchase order validly received by FAM, the Manager shall hold the Portfolio harmless from any losses reasonably sustained as the result of the Portfolio acting in reliance on such purchase order received by FAM.

         1.5 TAX NOTICES. FAM shall furnish prompt notice to the Manager of any income, dividends or capital gain distribution payable on Shares of the Portfolio. The Fund hereby elects to receive all such income, dividends and capital gain distributions as are payable in the form of additional Shares of the Portfolio. FAM shall notify the Manager of the number of Shares so issued as payment of such dividends and distributions. The Manager acknowledges that the Portfolio has the status of a partnership for US federal income tax purposes. FAM shall furnish to the Manager information regarding the Fund's allocable share of income, gain, loss, deduction and credit of the Portfolio, as determined for federal income tax purposes.

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         1.6 NET ASSET VALUE DATA. FAM shall make the net asset value per Share for the Portfolio available to the Manager on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m., New York time.

         1.7 CONDITIONS PRECEDENT AND CONTINUING REPRESENTATIONS AND WARRANTIES. The obligations of each party hereto to consummate the transactions provided for herein are subject to all representations and warranties of the other parties contained herein being true and correct in all material respects as of the date hereof and as of the date of the transactions contemplated hereby. Accordingly, each party shall be deemed to have made each representation and warranty herein anew as of the date of each transaction.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1  THE COMPANY.  The Company represents and warrants as follows:

              (a) Organization. The Company is duly organized and validly existing under the laws of the State of Maryland as a business corporation. The Fund is a duly and validly designated series of the Company and has the requisite power and authority to own property and conduct its business as proposed to be conducted pursuant to this Agreement.

              (b) Authorization of Agreement. The execution and delivery of this Agreement by the Company on behalf of the Fund and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors.

              (c) No Bankruptcy Proceedings. The Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

              (d) Fiscal Year. The fiscal year end for the Fund is December 31.

              (e) SEC Filings. The Fund has duly filed all forms, reports, proxy statements and other documents (collectively, "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"),
Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act (collectively, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with applicable requirements of the Securities Laws and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (f) 1940 Act Registration. The Company is duly registered as an open-end management investment company under the 1940 Act. The Manager and the Company acknowledge that shares of the Master Trust and the Portfolio are not registered for sale with the SEC under the 1933 Act, and are offered to the Company in reliance on the exemption set forth in Section 4(2) of the 1933 Act for transactions not involving a public offering.

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         2.2  THE ADVISER AND FAM REGARDING THE PORTFOLIO.  The Adviser and FAM
jointly and severally represent and warrant as follows:

              (a) Organization. The Master Trust is duly organized and validly existing under the laws of the State of Delaware as a business trust. The Portfolio is a duly and validly designated series of the Master Trust and has the requisite power and authority to own property and conduct its business as proposed to be conducted pursuant to this Agreement.

              (b) Authorization of Agreement. The execution and delivery of this Agreement by the Adviser have been duly authorized by all necessary actions by the Adviser.

              (c) Authorization of Issuance of Interest. The issuance by each Portfolio of Shares in exchange for the investment by each Fund has been duly authorized by the Master Trust's Board of Trustees. When issued in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable by the Portfolio.

              (d) No Bankruptcy Proceedings. The Portfolio is under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

              (e) Fiscal Year. The fiscal year end of the Portfolio is December 31.

              (f) Auditors. The Portfolio has appointed Deloitte & Touche LLP as its independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act, and the Adviser and FAM shall promptly notify the Manager if any other independent public accountant is designated to perform this function.

              (g) SEC Filings. The Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and 1940 Act in connection with any meetings of its investors and its registration as an investment company. Shares of the Portfolio are not required to be registered under the 1933 Act because such Shares are offered solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (h) 1940 Act Registration. The Master Trust is duly registered as an open-end management investment company under the 1940 Act, and its registration is in full force and effect.

              (i) Tax Status. The Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

              (j) Pricing and In-Kind Redemption Procedures. The Portfolio has adopted pricing and valuation procedures that comply with the 1940 Act and in-kind redemption procedures that comply with the 1940 Act and any related interpretations issued by the SEC staff as in effect as of the date of the transactions contemplated hereby.

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              (k)  Licenses.  The Portfolio has obtained all requisite licenses and other rights necessary to make use of the name "Wilshire" and to make use of all proprietary data relating to the operation of the Portfolio, and the use by the Portfolio of such name and data does not violate any licenses or infringe upon any trademarks.

              (l) Authority of Fund to Use Name. The Portfolio has the authority to permit the Fund to make use of the name "Wilshire", and the Fund's use of such name will not violate any licenses or infringe upon any trademarks.

         2.3 MANAGER.  The Manager represents and warrants as follows:

              (a) Organization. The Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as contemplated by this Agreement.

              (b) Authorization of Agreement. The execution and delivery of this Agreement by the Manager have been duly authorized by all necessary actions by the Manager.

              (c)  Investment  Adviser.   The  Manager  is  registered  as   an
investment adviser with the SEC in good standing under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

         2.4 FAM.  FAM represents and warrants as follows:

              (a) Organization. FAM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as contemplated by this Agreement.

              (b) Authorization of Agreement. The execution and delivery of this Agreement by FAM have been duly authorized by all necessary actions by FAM.

              (c) Broker-Dealer. FAM is duly registered as a broker-dealer with the SEC and all jurisdictions where such registration is required to conduct the activities contemplated herein, and is a member in good standing of the National Association of Securities Dealers, Inc.

                                  ARTICLE III
                                   COVENANTS

         3.1  THE COMPANY.  The Company covenants as follows:

              (a) Advance Review of Certain Documents. The Company will furnish to FAM prior to filing or first use, as the case may be, drafts of amendments to its registration statement on Form N-lA and prospectus supplements or amendments relating to the Fund, and any proposed advertising or sales literature relating to the Fund; provided, however, that such advance notice shall not be required for advertising or sales literature that merely references the name of the Fund.

              (b) Proxy Voting. The Company agrees that on any matter in which a vote of holders of Shares of the Master Trust is sought, with respect to which the Fund is entitled to vote, the Company will either seek instructions from the holders of the Fund's securities and vote on

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the matter in accordance with such  instructions,  or the Company will vote the
Shares of the Portfolio held by it in the same proportion as the vote of all other holders of Shares of such Portfolio.

         3.2  INDEMNIFICATION BY FUND.

              (a) The Manager and the Fund, as applicable, will jointly and severally indemnify and hold harmless the Portfolio, FAM and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or FAM, as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively "Liabilities") (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which:

                  (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Portfolio or FAM;

                  (ii) arise out of any misstatement of a material fact or an omission of a material fact related to the Portfolio in the Fund's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by the Portfolio or FAM or included in Fund advertising or sales literature at the request of the Portfolio or FAM;

                  (iii) result from the failure of any representation or warranty made by the Fund to be accurate when made or the failure of the Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

                  (iv) arise out of any unlawful or negligent act of the Fund or any director, officer, employee or agent of the Fund, whether such act was committed against the Fund, the Portfolio, FAM or any third party; provided, however, that in no case shall the Manager or the Fund be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Manager and the Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of FAM, the Portfolio or a Covered Person. Failure to notify the Manager or the Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Section.

              (b) The Manager and the Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Manager or the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Manager or the Fund. In the event the Manager or the Fund elects to

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assume the  defense  of any such suit and retain  such  counsel,  each  Covered
Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Manager or the Fund shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Manager or a Fund, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Manager or the Fund, in which case neither the Manager nor the Fund shall be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Neither the Manager nor the Fund shall be liable to indemnify any Covered Person for any settlement of any claim affected without the Manager or Fund's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) above will be in addition to any liability that the Manager or the Fund might otherwise have to a Covered Person.

         3.3 THE ADVISER AND FAM. Each of the Adviser and FAM jointly and severally covenant as follows:

              (a) Advance Review of Filings. The Adviser and FAM will furnish to the Manager, prior to filing, draft amendments to the Portfolio's Form N-1A.

              (b) Tax Status. The Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of a Fund.

              (c) Availability of Shares. Subject to compliance with the terms of this Agreement, the Portfolio shall permit its corresponding Fund to make additional investments in the Portfolio on each Business Day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit a Fund to make additional investments on any day on which the Trustees of the Master Trust reasonably determine that permitting additional investments by a Fund would constitute a breach of their fiduciary duties to the Portfolio or would breach applicable law.

              (d) Investment Objective. The Adviser and FAM will notify the Fund at least 60 days prior to the Portfolio changing its investment objective or policies.

         3.4  INDEMNIFICATION BY THE ADVISER AND FAM.

              (a) The Adviser and FAM will jointly and severally indemnify and hold harmless the Company, the Fund, the Manager and their directors, officers and employees and each other person who controls the Fund within the meaning of
Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively, the "Liabilities") (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, whether incurred directly or indirectly, which

                  (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Adviser (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to

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cause the Fund to violate any federal or state  securities  laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Fund;

                   (ii)  arise  out  of  or  are  based   upon  an   inaccurate
calculation of the Portfolio's net asset value (even if calculated by another party retained for that purpose);

                  (iii) arise out of (A) any misstatement of a material fact or an omission of a material fact in the Portfolio's N-1A (including amendments thereto) or included at the request of FAM in advertising or sales literature used by the Fund, or (B) any misstatement of a material fact or an omission of a material fact in the Portfolio's N-1A or advertising or sales literature of any investor in the Portfolio, other than the Fund;

                 (iv) arise out of the Portfolio's having caused the Fund to fail to qualify as a regulated investment company under the Code;

                 (v) arise out of any claim by the Internal Revenue Service that the Company is not entitled to a dividends paid deduction under the Code as a result of the amount of any fees charged (or not charged) by the Adviser, FAM or any affiliate thereof to (A) the Company or the Portfolio, or (B) any other regulated investment company under the Code that invests in the Portfolio.

                 (vi) result from the failure of any representation or warranty made by the Adviser or FAM to be accurate when made or the failure of the Adviser or FAM to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                 (vii) arise out of any unlawful or negligent act by the Adviser, the Portfolio, FAM or any director, trustee, officer, employee or agent of the Adviser, the Portfolio or FAM, whether such act was committed against the Portfolio, the Fund or any third party;

                 (viii) arise out of any claim that the systems, methodologies, or technology used in connection with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violates any license or infringes upon any patent or trademark;

                 (ix) arise out of any claim that the use of the names used by the Portfolio or any related use of names by the Fund violates any license or infringes upon any trademark; or

                 (x) result from any Liability of the Portfolio, the Adviser or FAM to any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders); provided, however, that in no case shall the Adviser or FAM be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Adviser and FAM in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Fund or a Covered Person. Failure to notify the Adviser and FAM of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

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              (b) The Adviser and FAM will be  entitled to  participate  at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Adviser or FAM elects to assume the defense, such defense shall be conducted by counsel chosen by the Adviser and FAM. In the event either the Adviser or FAM elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Adviser and FAM shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person, the Portfolio, the Adviser or FAM, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Portfolio, the Adviser or FAM, in which case neither the Adviser nor FAM shall be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Neither the Adviser nor FAM shall be liable to indemnify any Covered Person for any settlement of any claim affected without their written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that each Portfolio and FAM might otherwise have to a Covered Person.

         3.5 IN-KIND REDEMPTION. If the Fund desires to redeem all of its Shares in the Portfolio, unless otherwise agreed to by the parties hereto, the Adviser and FAM, as applicable, will direct the Portfolio to effect such redemption "in kind" in accordance with the in-kind redemption procedures adopted by the Master Trust's Board of Trustees.

         3.6 AUDITORS. If the Fund's independent public accountants differ from those of the Portfolio, FAM and the Adviser will use their best efforts to require the Master Trust's independent public auditors to provide the Fund's independent public auditors with any assistance or cooperation reasonably requested by the Fund or the Fund's independent public auditors. Such assistance and cooperation will be considered within the scope of the Master Trust's independent public auditors' duties to the Master Trust, and shall provided without charge to the Fund.

         3.7 REASONABLE ACTIONS. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                   ARTICLE IV
                             ADDITIONAL AGREEMENTS

         4.1 NOTIFICATION OF CERTAIN MATTERS. Each party will give prompt notice to the other parties of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

         4.2 ACCESS TO INFORMATION. The Portfolio and the Fund shall afford each other access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Portfolio or the Fund to provide each other with access to the books and records relating to any other series of the Master Trust and the Company other than the Portfolio or the Fund, nor shall anything contained herein obligate the Portfolio or the Fund to furnish each other with a shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

         4.3 CONFIDENTIALITY. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

         4.4 PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law and the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

         4.5 SHAREHOLDER MEETING EXPENSES. In the event that the Manager, the Company or the Fund shall be required to call a meeting of shareholders solely because of actions relating to the Adviser, the Master Trust and/or the Portfolio, the Adviser shall bear all expenses associated with such shareholder meeting.

         4.6 WAIVER OF FEES/PAYMENT OF EXPENSES. The Adviser and FAM understand that each of the Company and the Manager have entered into this Agreement in reliance upon the Adviser's and FAM's representation and warranty that the aggregate fees and expenses of the Portfolio, including but not limited to investment management, custody, administration, accounting, legal, audit and trustee fees (the "Portfolio Fees") in addition to other charges by FAM to the Fund or the Manager shall not exceed (a) .11 of 1% per annum, with respect to the Portfolio's first $500 million in average annual net assets, and
(b) .08 of 1% per annum, with respect to average annual net assets of the Portfolio in excess of $500 million. Accordingly, the Adviser and FAM each agrees to waive fees to the Portfolio or the Fund or pay expenses of the Portfolio or the Fund such that the aggregate Portfolio Fees and all fees charged to the Fund and the Manager by FAM do not exceed the foregoing amounts.

                                   ARTICLE V
                           TERMINATION AND AMENDMENT

         5.1 TERMINATION. This Agreement may be terminated (a) by the mutual written agreement of all parties, (b) at any time by the Fund by redeeming all of the Fund's Shares in the Portfolio, (c) on not less than 120 days' prior written notice by the Portfolio to the Fund, and (d) at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party. The indemnification obligations in Article III and the confidentiality provisions in Section 4.3 shall survive the termination of this Agreement.

         5.2  AMENDMENT.    This   Agreement  may  be   amended,   modified  or
supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when actually received in person or by facsimile, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company, the Fund or the Manager:

                  10750 Robert F. McDermott Freeway
                  Bank Services Building, BK B 04 S
                  San Antonio, Texas 78288
                  Attn: Vice President, Securities Counsel & Compliance
                  Fax:  (210) 498-4022

If to the Adviser:
                  Fund Asset Management, L.P.
                  800 Scudders Mill Road
                  Plainsboro, New Jersey 08536
                  Attn: Senior Vice President, Operations
                  Fax:  (609) 282-3222

If to FAM:
                  FAM Distributors, Inc.
                  800 Scudders Mill Road
                  Plainsboro, New Jersey 08536
                  Attn: Senior Vice President, Operations
                  Fax: (609) 282-3222

Any party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

         6.2 EXPENSES. Unless stated otherwise herein, all costs and expense associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         6.3 HEADINGS. The headings and captions in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         6.5 ENTIRE AGREEMENT. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding among the parties concerning the subject matter of this Agreement and incorporate or supersede all prior understandings.

         6.6 SUCCESSORS AND ASSIGNMENTS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

         6.7  GOVERNING  LAW.  This  Agreement  shall   be   governed   by  and
construed in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law provisions thereof.

         6.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

         6.9 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         6.10 INTERPRETATION. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

         6.11 LIMITATION OF LIABILITY. Each party expressly acknowledges the provisions in the Declaration of Trust of the Master Trust limiting the liability of shareholders, officers and trustees of the Master Trust and the provisions in the Articles of Incorporation of the Company limiting the liability of shareholders, officers and directors of the Company.

         6.12 ADDITIONAL LIMITATIONS OF LIABILITY. The parties hereto agree and acknowledge that (a) the Company has entered into this Agreement solely on behalf of the Fund and no other series of the Company shall have any obligation hereunder with respect to any liability of the Company arising hereunder; (b) the Adviser has entered into this Agreement solely on behalf of the Portfolio and no other series of the Master Trust shall have any obligation hereunder with respect to any liability of the Portfolio arising hereunder; and (c) no series or feeder participant of the Master Trust shall be liable to any other series or feeder participant of the Master Trust.

                           [Signature Page to Follow]

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

                                                USAA MUTUAL FUND, INC.,
                                               on behalf of its series,
                                         USAA EXTENDED MARKET INDEX FUND


                                         By: /S/ MICHAEL J.C. ROTH
                                             --------------------------
                                         Name: Michael J.C. Roth
                                         Title President


                                         USAA INVESTMENT MANAGEMENT COMPANY

                                         By: /S/ DAVID G. PEEBLES
                                             --------------------------
                                         Name: David G. Peebles
                                         Title Senior Vice President


                                         FAM DISTRIBUTORS, INC.

                                         By: /S/TERRY GLENN
                                             --------------------------
                                         Name: Terry Glenn
                                         Title President


                                         FUND ASSET MANAGEMENT, L.P.

                                         By: /S/ TERRY GLENN
                                             --------------------------
                                         Name: Terry Glenn
                                         Title Executive Vice President

                                   SCHEDULE A

               PERSONS AUTHORIZED TO ACT ON BEHALF OF  MANAGER

         FAM and its agents are authorized to rely on instructions from the following individuals on behalf of the Manager on its own behalf and on behalf of the Fund:

      Name                                Signature

Michael J.C. Roth                   /S/MICHAEL J.C. ROTH
Sherron Kirk                        /S/SHERRON KIRK
David Peebles                       /S/DAVID G. PEEBLE
Mark S. Howard                      /S/MARK S. HOWARD
Terri Luensmann                     /S/TERRI LUENSMANN
Caryl Swann                         /S/CARLY SWANN
Robert Galindo                      /S/ROBERT GALINDO
Samuel Borowski                     /S/SAMUEL BOROWSKI

                                 EXHIBIT 8(r)

                                                                        Exhibit

USAA Transfer Agency Company
10750 Robert F. McDermott Freeway
San Antonio, TX  78288


Gentlemen:

         Pursuant to Section 27 of the Transfer Agency Agreement dated as of January 23, 1992 between USAA Mutual Fund, Inc. (the "Company") and USAA Transfer Agency Company, (the "Transfer Agent") please be advised that the Company has established four new series of its shares, namely, the Extended Market Index Fund, the Nasdaq-100 Index Fund, the Global Titans Index Fund, and the Capital Growth Fund (the "Funds"), and please be further advised that the Company desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency Agreement to the Funds in accordance with the fee schedules attached hereto as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedules attached hereto as Exhibit A.

                                         USAA MUTUAL FUND, INC.



Attest:  /S/MICHAEL D. WAGNER            By: /S/MICHAEL J.C. ROTH
         --------------------                --------------------
         Michael D. Wagner                   Michael J.C. Roth
         Secretary                           President

Dated:   October 27, 2000


         We are willing to render services to the Extended Market Index Fund, the Nasdaq-100 Index Fund, the Global Titans Index Fund, and the Capital Growth Fund in accordance with the fee schedules attached hereto as Exhibit A.

                                         USAA TRANSFER AGENCY COMPANY



Attest:  /S/MARK S. HOWARD               By: /S/SAMUEL J. BOROWSKI
         -----------------                   ---------------------
         Mark S. Howard                      Samuel J. Borowski
         Assistant Secretary                 Senior Vice President

Dated:   October 27, 2000

                                 EXHIBIT 8(s)

                          USAA Transfer Agency Company

                        Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUND, INC.
                           Extended Market Index Fund

-------------------------------------------------------------------------------

GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

         Extended Market Index Fund - charge per account       $26


USAA MUTUAL FUND, INC.                   USAA TRANSFER AGENCY COMPANY
Extended Market Index Fund

By: /S/MICHAEL J.C. ROTH                 By: /S/SHERRON A. KIRK
    --------------------                     ------------------
    Michael J. C. Roth                       Sherron A. Kirk
    President                                Senior Vice President


Date:  October 27, 2000                  Date:  October 27, 2000

                                 EXHIBIT 8(t)

                         USAA Transfer Agency Company

                        Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUND, INC.
                             Nasdaq-100 Index Fund

GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

         Nasdaq-100 Index Fund - charge per account       $26


USAA MUTUAL FUND, INC.                   USAA TRANSFER AGENCY COMPANY
Extended Market Index Fund

By:/S/MICHAEL J.C. ROTH                  By: /S/SHERRON A. KIRK
   --------------------                      ------------------
   Michael J. C. Roth                        Sherron A. Kirk
   President                                 Senior Vice President


Date:  October 27, 2000                  Date:  October 27, 2000

                                 EXHIBIT 8(u)

                         USAA Transfer Agency Company

                        Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUND, INC.
                            Global Titans Index Fund

-------------------------------------------------------------------------------

GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

         Global Titans Index Fund - charge per account    $26.00


USAA MUTUAL FUND, INC.                   USAA TRANSFER AGENCY COMPANY
Global Titans Index Fund

By:/S/MICHAEL J.C. ROTH                  By: /S/ SHERRON A. KIRK
   --------------------                      -------------------
   Michael J. C. Roth                        Sherron A. Kirk
   President                                 Senior Vice President


Date:  October 27, 2000                  Date: October 27, 2000

                                 EXHIBIT 8(v)

                          USAA Transfer Agency Company

                        Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUND, INC.
                              Capital Growth Fund

-------------------------------------------------------------------------------

GENERAL - Fees are based on an annual per shareholder account charge for account maintenance plus out-of-pocket expenses. There is a minimum charge of $2,000 per month applicable to the entire fund complex.

ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

         Capital Growth Fund - charge per account         $26.00


USAA MUTUAL FUND, INC.                   USAA TRANSFER AGENCY COMPANY
Capital Growth Fund

By: /S/MICHAEL J.C. ROTH                 By: /S/SHERRON A. KIRK
    --------------------                     ------------------
    Michael J. C. Roth                       Sherron A. Kirk
    President                                Senior Vice President


Date:  October 27, 2000                  Date: October 27, 2000

                                 EXHIBIT 8(w)

               AGREEMENT FOR NASDAQ-100(R) INDEX-RELATED PRODUCTS

         THIS  AGREEMENT,  is made by and  between  The  Nasdaq  Stock  Market,
Inc. (NASDAQ), a Delaware Corporation which is a subsidiary of the National Association of Securities Dealers, Inc. (NASD) (NASD with its subsidiaries are collectively referred to as the CORPORATIONS), whose principal offices are located at 1735 K Street, N.W., Washington, D.C. 20006 and USAA Mutual Fund, Inc., a Maryland corporation (LICENSEE), whose principal offices are located at 10750 McDermott Freeway, BKB-04-S, San Antonio, TX 78288.

         WHEREAS, Nasdaq possesses certain rights in the NASDAQ-100 INDEX(R) (INDEX); and

         WHEREAS, Nasdaq possesses certain rights to Nasdaq(R), Nasdaq-100(R), and Nasdaq-100 Index(R) as trade names, trademarks or service marks (MARKS); and

         WHEREAS, Nasdaq determines the components of the Index, calculates, maintains, and disseminates the Index; and

         WHEREAS, Licensee desires to use and Nasdaq desires to license the right to use the Index as a benchmark or component of the investment strategy of the funds, financial instruments, derivatives or other products noted in Attachment II (DERIVATIVE PRODUCTS) to be issued, listed and/or traded by Licensee or its authorized affiliates and use the Marks in the names of the Derivative Products, in materials used in connection with the marketing, promotion and issuance of the Derivative Products, and in connection with making such disclosure about the Derivative Products as Licensee deems necessary or desirable under any applicable law, rules, regulations or provisions of this Agreement; and

         WHEREAS, Licensee is legally authorized to issue shares of the funds, or issue, enter into, write, sell, redeem, purchase and/or renew (ISSUE, ISSUING, or ISSUANCE) such Derivative Products, and each Derivative Product will be Issued as legally required under applicable law;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, Licensee and Nasdaq, intending to be legally bound, agree as follows:

         Section 1.  TERM AND LIFE OF AGREEMENT.

         1.1 The TERM of this Agreement for a particular Derivative Product is that stated for that Derivative Product in Attachment II. In the absence of a statement there, the Term for that Derivative Product is the period from the Commencement Date stated in Attachment II (if none is stated, the date signed by Nasdaq) until the end of one year therefrom; thereafter, the Term of this Agreement shall renew for subsequent one year terms, unless either party gives Notice to the other at least ninety (90) days before the end of the present Term, or otherwise terminates the Term of this Agreement as provided herein.

         1.2. The LIFE of this Agreement for a particular Derivative Product is that stated for that Derivative Product in Attachment II. In the absence of a statement there, the Life for that Derivative Product is until one year after the date on which Licensee ceases Issuing, and no longer has outstanding, any of such Derivative Product.

         Section 2. SCOPE OF LICENSE. Nasdaq hereby grants Licensee a non-exclusive, non-transferable and non-sub-licensable (except as provided herein) license during the Life of this Agreement with respect to each Derivative Product, as applicable, to use the Index as a benchmark or component of the investment strategy of the Derivative Products which are Issued by Licensee during the Term of this Agreement and in connection with transactions and other activities by Licensee or its investment advisor or subadvisor undertaken pursuant to such investment strategy, including without limitation as a component of a pricing or settlement mechanism for securities issued or contracts entered into in relation to such investment strategy. Nasdaq further grants Licensee the right to use the Marks in the names of the Derivative Products during the Life of this Agreement with respect to each Derivative Product, as applicable, in materials used and other communications made in any medium whatsoever in connection with the marketing, promotion and issuance of the Derivative Products, and in connection with making such disclosure about the Derivative Products as Licensee deems necessary or desirable under any applicable law, rules, regulations or provisions of this Agreement. No license is granted to use the Index or Marks for any other use, including as part of a news service or for collateral products, without the Consent of Nasdaq. During the Life of this Agreement, no further Consent of Nasdaq need be obtained for use of the Index or Marks by any syndicator or underwriter of a Derivative Product offering, or for any secondary or other resale of that Derivative Product, provided such secondary or other resale, syndication, or underwriting is legal under applicable law.

         Section 3. FEES. Licensee shall pay Nasdaq the fees specified in Attachment II (FEES), in United States funds. Where there are Annual Fees, such are due as of the effective date of this Agreement, or by the beginning date of any subsequent Term. Fees established as due by a particular date, are due by that date. All other Fees are due within thirty (30) days of the date established for the production of the report or date of the invoice upon which the Fee is based. Any amount not paid within thirty (30) days after its due date is subject to interest at the rate of 1 1/2% per month (or the highest rate permitted by law) until paid, plus costs of collection, including reasonable in-house and outside attorneys' fees. Licensee shall also assume full and complete responsibility for the payment of any taxes, charges or assessments imposed on Licensee, any sub-licensee, or the Corporations by any foreign or domestic national, state, provincial, local or other government bodies, or subdivisions thereof, and any related penalties or interest (other than personal property or income taxes imposed on Nasdaq, whether or not Licensee is required to collect such taxes) relating to this Agreement. In addition, if Licensee is required by applicable law to deduct or withhold any such tax, charge or assessment from the amounts due Nasdaq, then such amounts due shall be increased so that the net amount actually received by Nasdaq after the deduction or withholding of any such tax, charge or assessment, will equal one hundred percent (100%) of the charges specified.

         Section 4. AUDIT RIGHTS. During the Life of this Agreement, Nasdaq shall have the right, with reasonable Notice to Licensee, during normal business hours, to audit on a Confidential basis, any relevant books and records of Licensee or its sub-licensees to ensure that the type and amount of Fees calculated or stated to be payable to Nasdaq are complete and accurate. Licensee shall bear the costs of such audit (including reasonable in-house and outside accountant and attorneys' fees, if incurred) if Nasdaq reasonably determines that Licensee (together with its sub-licensees) has not paid, calculated, and/or reported Fees of more than five (5%) percent of that due Nasdaq under this Agreement.

         Section 5.  REVIEW OF MATERIALS.

         5.1. Licensee shall submit to Nasdaq a copy of any material submitted to any regulatory body or governmental agency, which is required in order to obtain approval for the Issuance or resale of any Derivative Product. To the extent practicable, such materials or a copy of the then best draft shall be given to Nasdaq at least three (3) business days before their submittal to the body or agency (but in any event, a copy of the final document shall be sent by Notice to Nasdaq no later than three (3) business days after submittal to the agency or body).

         5.2. Licensee shall give Nasdaq a copy, within three (3) business days of receipt, of any notice, correspondence, process, or other material received from any regulatory body, governmental agency, or any court, during or after the approval process which indicates that any Derivative Product is or might be in violation of, or otherwise disapproved because of, any law, or any rule, regulation, or order of any applicable body or agency.

         5.3. For Derivative Product offerings which may be sold to the public, Licensee shall provide Nasdaq with a copy for Nasdaq's review and approval of any informational or promotional materials referring or relating to such offering, including any prospectus, offering memorandum, registration
statement,   circular,   advertisement,   or  brochure  prior  to  its  initial
dissemination to third parties. Nasdaq shall notify the Licensee of its approval or disapproval of any such materials within 72 hours (excluding any day which is a Saturday or Sunday or a day on which The New York Stock Exchange is closed) following receipt thereof from the Licensee. Failure of Nasdaq to disapprove within this time period shall be deemed an approval. Licensee need not resupply a copy of any material which is substantially like material previously submitted to and approved by Nasdaq and is identical as it describes the Corporations or their operations, the markets operated by the Corporations, the Index or the Marks, or the authorization, review, or endorsement of the Corporations of the Derivative Product. For all other Derivative Products, Licensee shall provide a description of such product to Nasdaq within three (3) business days of the initial Issue of such product, and upon reasonable request, provide Nasdaq, on a Confidential basis, a copy of any other marketing materials or agreements related to such product.

         5.4. If Nasdaq reasonably objects by Notice or fax transmission to Licensee to any material as it describes the Corporations or their operations, the markets operated by the Corporations, the Index or the Marks, or the authorization, review, or endorsement of the Corporations of the Derivative Product, or Licensee's manner or use of the Marks, Licensee shall alter any future informational or promotional materials containing substantially similar language which is objectionable to Nasdaq. Such alteration of future materials shall be to Nasdaq's reasonable satisfaction within thirty (30) days of receipt of Nasdaq objection. If Licensee refuses to so alter, Nasdaq may terminate the Term of this License with regard to that Derivative Product, upon thirty (30) days Notice to Licensee, with an opportunity to cure within that period. Nasdaq shall use good faith efforts to register any such objection with Licensee within thirty (30) days of Nasdaq's receipt of such material.

         Section 6. PROTECTION OF MARKS. Nasdaq will use reasonable efforts to maintain and protect the value of its Index and Marks. However, nothing shall obligate Nasdaq to undertake an action or settlement, or refrain from an action or settlement, with respect to any particular potential, threatened, or actual infringement of its Index or Marks. Licensee shall cooperate with Nasdaq in maintenance, registrations, and policing of Nasdaq's rights in the Index and the Marks. Such cooperation is not a waiver of nor shall it require violation of its attorney/client, work product, or other privilege.

         Section 7.  CALCULATION OF INDEX.

         7.1. Licensee agrees that the Index is represented by Nasdaq to be a product of the selection, coordination, arrangement, and editing of Nasdaq and that such efforts are represented by Nasdaq to involve the considerable expenditure by Nasdaq of time, effort, and judgment. As between the parties, Licensee recognizes that Nasdaq is the rightful licensor of any rights in the Index and the Marks. No license is granted to Licensee to calculate the Index. While Nasdaq will use reasonable efforts based on sources deemed reliable in calculating the Index, NASDAQ DOES NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF THE INDEX OR OF THE DATA USED TO CALCULATE THE INDEX OR DETERMINE THE INDEX COMPONENTS, OR THE UNINTERRUPTED OR UN-DELAYED CALCULATION OR DISSEMINATION OF THE INDEX. NASDAQ DOES NOT GUARANTEE THAT THE INDEX ACCURATELY REFLECTS PAST, PRESENT, OR FUTURE MARKET PERFORMANCE. NASDAQ IS NOT RESPONSIBLE FOR ANY MANIPULATION OR ATTEMPTED MANIPULATION OF THE INDEX BY MEMBERS OF THE NASD. Nasdaq is free to pick and alter the components and method of calculation of the Index without Consent of Licensee.

         7.2. Nasdaq shall give Licensee ninety (90) days Notice of the cessation of public calculation or dissemination of the Index. However, Nasdaq shall either continue to provide Licensee with a calculation of the Index for the Life of this Agreement, or, on a Confidential basis, provide Licensee with the then applicable method of calculation of the Index and permit Licensee to calculate the Index and use the Index as contemplated by this Agreement. Licensee may terminate the Term and/or the Life (with respect to any or all of the Derivative Products) of this Agreement on the date Noticed by Nasdaq for the cessation or dissemination of the Index, and Nasdaq shall refund Licensee a portion of the pre-paid Fees for that Term calculated according to Section 11.

         Section 8.  MARKING OF LICENSEE'S USE.

         8.1. In any prospectus, offering memorandum, contract, or in some other conspicuous written manner, for each Derivative Product to each third party involved in such Issuance, Licensee shall insure that substantially the following language appears (in conspicuous type, such as at least 11 point type and the second paragraph in bold or in some other conspicuous written manner):

         The Product(s) is not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. (including its affiliates) (Nasdaq, with its affiliates, are referred to as the CORPORATIONS). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index(R) to track general stock market performance. The Corporations' only relationship to USAA Mutual Fund, Inc. (LICENSEE) is in the licensing of the Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) trademarks or service marks, certain trade names of the Corporations and the use of the Nasdaq-100 Index(R) which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index(R). The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

         THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

         8.2. In all other written materials using or referring to a Derivative Product, Licensee shall include at least this much of the above language, or similar formulation:

         The Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) are trade or service marks of The Nasdaq Stock Market, Inc. (which witH its affiliates are the CORPORATIONS) and have been licensed for use by USAA Mutual Fund, Inc. The [name of Derivative Product(s)] (the "Product(s)") is not sponsored, sold or promoted by the Corporations and the Corporations make no representation about the advisability of investing in them. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE PRODUCT(S).

         Section 9. SUB-LICENSEES. Licensee may sub-license the use of the Index by its investment advisor(s), subadvisor(s), subsidiaries or affiliates listed in Attachment I. Licensee may, by Notice to Nasdaq, request permission to sub-license other subsidiaries or affiliates under Licensee's control. Nasdaq will not unreasonably refuse its Consent to such a request. Licensee may also sub-license an entity which is a participant in a Derivative Product or in a contract entered into by Licensee which uses the Index as a component of a pricing or settlement mechanism (E.G., a corporation Issuing a corporate bond with the Licensee as underwriter and utilizing the Index as a pricing component or a counterparty to a futures contract providing for settlement based on the value of the Index). Nasdaq, in its sole discretion, may Consent to such sub-license. However, Licensee shall assume all responsibility for and will hold harmless and indemnify the Corporations against any action or inaction by a sub-licensee as if such action or inaction were that of the Licensee. In order to sub-license any entity, Licensee must have obtained an agreement with the sub-licensee, which is enforceable under applicable local law and contains the provisions set forth in Attachment III, modified solely to make them enforceable under applicable local law(s). Licensee may not waive any provision of the sub-license or of this Agreement without Consent of Nasdaq.

         Section 10. LIMITED WARRANTY. Nasdaq warrants that it will calculate the Index in accordance with its then applicable method for calculation of the Index. LICENSEE'S SOLE REMEDY IN EVENT OF A FAILURE OF THIS WARRANTY IS TO HAVE NASDAQ RECALCULATE THE INDEX FOR THE AFFECTED TIMES ACCORDING TO NASDAQ'S APPLICABLE METHOD FOR CALCULATION OF THE INDEX AT THE AFFECTED TIME(S). IN THE EVENT THAT NASDAQ IS UNABLE OR UNWILLING TO RECALCULATE THE INDEX FOR AN AFFECTED PERIOD OF OVER SEVEN CONSECUTIVE BUSINESS DAYS, NASDAQ WILL REFUND TO THE LICENSEE THE PORTION OF FEES CALCULATED IN SECTION 11. THE CORPORATIONS DO NOT REPRESENT OR WARRANT THAT THE INDEX OR THE MEANS BY WHICH NASDAQ CALCULATES THE INDEX IS FREE OF DEFECTS. THE CORPORATIONS DO NOT REPRESENT OR WARRANT THE TIMELINESS, SEQUENCE, ACCURACY OR COMPLETENESS OF THE CALCULATION OF THE INDEX, OR THAT THE INDEX WILL MEET LICENSEE'S REQUIREMENTS. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED CONDITIONS OR WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ANY IMPLIED WARRANTY ARISING FROM TRADE USAGE, COURSE OF DEALING, OR COURSE OF PERFORMANCE, AND OF ANY OTHER WARRANTY OR OBLIGATION ON THE PART OF THE CORPORATIONS.

         Nasdaq represents and warrants to Licensee that it owns the Index and Marks free and clear of liens, pledges or encumbrances, and that it has not granted any rights to any person that may conflict with the Licensee's rights as provided in this Agreement.

         Section 11. REFUNDS. Where this Section is cross-referenced, the portion of Fees refunded will be calculated as follows. If an applicable Fee was paid for the right to Issue a Derivative Product during a period of time, then the amount of the Fee to be refunded shall be the amount of the Fee times the number of days remaining in the period for which the affected Derivative Product(s) were not permitted under this Agreement to be Issued or for which the condition giving rise to such refund right was in effect, divided by the total number of days in the period. If a Fee was paid which related to Issuance of an entire Derivative Product, then the amount of the Fee to be refunded shall be the amount of the Fee actually paid which related to that portion of that Derivative Product that was affected.

         Section 12. INDEMNIFICATION.

         12.1. Nasdaq has registered the Marks in the United States and certain other countries. In the United States Nasdaq warrants and represents that it has the right to grant the rights to use the Index and Marks specified in this Agreement and that the license shall not infringe the title or any patent, copyright, trade secret, trademark, service mark, or other proprietary (INTELLECTUAL PROPERTY) right of any third party. Nasdaq will as its sole and entire liability and obligation to Licensee (and any third party or sub-licensee): defend, indemnify, and hold harmless (INDEMNIFY) Licensee (including its and its sub-licensee's officers, directors, employees, and agents) against any and all claims, demands, actions, suits, or proceedings (DISPUTES) asserting that the Index or any Mark infringes any Intellectual Property right of any third party and Nasdaq will pay the third party the total amount of any award, judgment, or settlement (including all damages however designated) awarded to such third party resulting from the Dispute to the extent caused by failure of Nasdaq's warranty.

         12.2. Licensee agrees to Indemnify Corporations (including its and their officers, directors, employees, and agents) from any and all Disputes as the result of Licensee (including any sub-licensee) failure to fulfill its obligations under this Agreement, any Licensee (including any sub-licensee) use of the Index or any Mark that is not expressly permitted by this Agreement, claims relating to or arising from a Derivative Product, or any other matter relating or arising out of this Agreement except to the extent directly caused by actions of the Corporations and will pay the third party the total amount of any award, judgment, or settlement (including all damages however designated) awarded such third party resulting from such Dispute except to the extent directly caused by actions of the Corporations.

         12.3.  The right to be Indemnified shall apply to a dispute only if:

         (a) the party seeking indemnification promptly, and within no more than 5 calendar days of its receipt of notice of such Dispute, gives Notice to the other party of the Dispute;

         (b) the party seeking to be Indemnified cooperates fully with the other in the defense thereof (such cooperation does not require and is without waiver by either party of attorney/client, work product, or other privilege);

         (c) the Indemnifying party has sole control of the defense and all related settlement negotiations.

         12.4. In the event of a Dispute involving infringement or if in Nasdaq's opinion such a Dispute is likely to occur, or if the use of the Index or Mark is enjoined, Nasdaq may, at its sole option and expense, procure for Licensee the right to continue using the Index or Mark, replace or modify the Index or Mark to become non-infringing, or terminate the Term of the Agreement (with a refund of Fees for that Term calculated in Section 11).

         Section 13. LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE CORPORATIONS AND EXCEPT TO THE EXTENT STATED IN SECTIONS 12, OR 16, THE TOTAL AMOUNT OF THE CORPORATIONS' LIABILITY FOR CLAIMS OR LOSSES BASED UPON, ARISING OUT OF, RESULTING FROM OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OR BREACH OF THIS AGREEMENT, WHETHER BASED UPON CONTRACT, TORT, WARRANTY, OR OTHERWISE, SHALL IN NO CASE EXCEED THE GREATER OF ONE YEAR'S FEES UNDER THIS AGREEMENT OR $20,000. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE CORPORATIONS' LIABILITY UNDER THIS AGREEMENT. BOTH PARTIES UNDERSTAND AND AGREE THAT THE TERMS OF THIS AGREEMENT REFLECT A NEGOTIATED AND REASONABLE ALLOCATION OF RISK AND LIMITATIONS GIVEN COMMERCIAL REALITIES OF THE TRANSACTION.

         Section 14. CONSEQUENTIAL DAMAGES. EXCEPT AS NOTED IN SECTION 12 AND EXCEPT FOR A BREACH OF SECTION 16, THE CORPORATIONS SHALL NOT BE LIABLE TO THE LICENSEE, ANY SUB-LICENSEE, OR ANY OTHER PERSON FOR ANY LOST PROFITS, ANTICIPATED PROFITS, LOSS BY REASON OF SHUTDOWN IN OPERATION OR INCREASED EXPENSES OF OPERATION, LOSS OF GOODWILL, FOR LOSS CAUSED IN SALE OF, PURCHASE OF, OR BY THE DERIVATIVE PRODUCT, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR SPECIAL DAMAGES, EVEN IF THE CORPORATIONS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         Section 15. FORCE MAJEURE. Notwithstanding any other term or condition of this Agreement, neither Nasdaq nor Licensee shall be obligated to perform or observe its obligations undertaken in this Agreement (except for obligations to make payments hereunder) if prevented or hindered from doing so by any circumstances beyond its control, including, without limitation, acts of God, perils of the sea and air, fire, flood, drought, war, explosion, sabotage, terrorism, embargo, civil commotion, acts of any governmental body, supplier delays, communications, or power failure, equipment or software malfunction, and labor disputes.

         Section 16. CONFIDENTIALITY. Each party shall not use or disclose other than as expressly permitted under this Agreement, and shall protect against unintentional disclosure or use of, all information declared by the other to be CONFIDENTIAL, or PROPRIETARY. In fulfilling its confidentiality obligations, each party shall use a reasonable standard of care, at least the same standard of care which it uses to protect its own similar confidential or proprietary information. All confidential or proprietary information must be conspicuously marked PROPRIETARY or CONFIDENTIAL. Information revealed orally becomes subject to protection when related to marked written materials or when designated as PROPRIETARY or CONFIDENTIAL as long as the designation is confirmed in writing within 10 calendar days of the designation. Either party (including the Corporations) may disclose information to the extent demanded by a court, required by applicable statute or regulation, revealed to a government agency with regulatory jurisdiction over the party (including the Corporations), or in the party's regulatory responsibilities over its members, associated persons, issuers, or others under the Exchange Act of 1934, as amended (the ACT) or similar applicable law. The obligation of non-disclosure shall not extend to information received by a party: (1) which is then already in the possession of such party (including the Corporations) while it is not under a duty of non-disclosure; (2) which is generally known or revealed to the public or within the applicable industry without breach of this Agreement by such party; (3) which is revealed to such party (including the Corporations) by a third party--unless such party (including the Corporations) knows that such third party is under a duty of non-disclosure; or (4) that such party (including the Corporations) develops independently of the disclosure without use of or reference to information from the party providing the information. Each copy, including its storage media, shall be marked with all notices which appear on the original. The obligation of non-disclosure shall survive for a period of three years from the date of disclosure.

         Section 17. NON-USE OF NASD NAME AND MARKS. Except as provided hereunder, Licensee shall not use the names National Association of Securities Dealers, Inc., The Nasdaq Stock Market, Inc., "NASD", or "Nasdaq", in any advertising or promotional media without the prior written consent of Nasdaq. Except as provided hereunder, Licensee shall not use any trademark, service mark, copyright, or patent of the Corporations, registered or unregistered, without written consent of Nasdaq.

         Section 18. SURVIVAL OF PROVISIONS. The terms of this Agreement shall apply to any rights that survive through the Life of this Agreement, or the cancellation, termination, or rescission of this Agreement, namely--Confidentiality, Non-Use of NASD Name and Marks, Indemnification, and any warranties.

         Section 19.  CANCELLATION.

         19.1. Either party may elect, without prejudice to any other rights or remedies, to terminate the Term this Agreement, upon thirty (30) days notice with an opportunity to cure within the stated period, if the other party has failed to perform any material obligation under this Agreement or has otherwise materially breached any representation, warranty or covenant of this Agreement.

         19.2. Either party may elect, without prejudice to any other rights or remedies, to terminate the Term of this Agreement without notice, if a petition in bankruptcy has been filed by or against the other party or the other party has made an assignment for the benefit of creditors, or a receiver has been appointed for the other party or any substantial portion of other party's property, or the other party's or its officers or directors takes action approving or makes an application for any of the above.

         19.3. Licensee represents and warrants that at each time there is any Issuance of a Derivative Product, that it and each of its sub-licensees and involved entities shall have all applicable authority to Issue such Derivative Products and that each such Derivative Product is Issued strictly in accordance with all applicable legal requirements. Nasdaq may elect, without prejudice to any other rights or remedies, to terminate the Term of this Agreement upon 30 days notice with an opportunity to cure within such period, if Nasdaq reasonably believes that any Derivative Product is illegal or has been illegally Issued, or if the Licensee or any sub-licensee or any involved entity does not have the power to Issue any of the Derivative Products which it has or is attempting to Issue.

         19.4. Either party may elect, without prejudice to any other rights or remedies, to terminate the Term of this Agreement with thirty (30) days Notice (or in the event of an emergency, with such Notice as is practicable), if such party's ability to perform its obligations under this Agreement is substantially impaired by any new statute, or new rule, regulation, order, opinion, judgment, or injunction of the Securities and Exchange Commission
(SEC), a court, an arbitration panel, or governmental body or self-regulatory organization with jurisdiction over the party.

         19.5. Licensee acknowledges that NASD is registered with the SEC as a registered national securities association pursuant to Section 15A of the Act and that as such NASD has a statutory obligation to protect investors and the public interest, and that Section 19(g)(1) of the Act mandates that NASD, as a self-regulatory organization, comply with the provisions of the Act, the rules and regulations thereunder, and its own rules. Accordingly, Licensee agrees that Nasdaq, as a subsidiary of NASD, when required to do so by NASD, may by written Notice to Licensee unilaterally limit or terminate the Term of this Agreement or Licensee's right to Issue certain Derivative Products. Licensee shall have available to it those procedural protections provided by the Act and application rules thereunder.

         Section 20. SUBSEQUENT PARTIES; LIMITED RELATIONSHIP. The Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors or assigns. Licensee shall not assign this Agreement (including by operation of law) without the written consent of Nasdaq. Nothing in the Agreement, express or implied, is intended to or shall
(a) confer on any person other than the parties hereto (and any of the Corporations), or their respective permitted successors or assigns, any rights to remedies under or by reason of this Agreement; (b) constitute the parties hereto partners or participants in a joint venture; or (c) appoint one party the agent of the other.

         Section 21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations, communications, writings, and understandings.

         Section 22. GOVERNING LAW. This Agreement shall be deemed to have been made in the United States, in the State of New York, and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of New York, without reference to principles of conflicts of laws thereof. Licensee hereby consents to submit to the jurisdiction of the courts for or in the State of New York in connection with any action or proceeding instituted relating to this Agreement.

         Section 23. AUTHORIZATION. This Agreement shall not be binding upon a party unless executed by an authorized officer of that party. Licensee, Nasdaq, and the persons executing this Agreement represent that such persons are duly authorized by all necessary and appropriate corporate or other action to execute the Agreement on behalf of Nasdaq or Licensee.

         Section 24. HEADINGS. Section Headings are included for convenience only and are not to be used to construe or interpret this Agreement.

         Section 25. NOTICES. All notices, invoices, and other communications required to be given in writing under this Agreement shall be directed to the persons identified in subsections (a) and (b) below and shall be deemed to have been duly given upon actual receipt by the parties, or upon constructive receipt if sent by hand (with receipt confirmed in writing) by certified mail, return receipt requested (as of the date of signature or of first refusal of the return receipt), or by any other delivery method which obtains a signed delivery receipt, addressed to the person named below to the following addresses or to such other address as any party hereto shall hereafter specify by written notice to the other party or parties hereto:

                 (a)  IF TO LICENSEE:

                      Title:   Vice President, Securities Counsel and Compliance
                      Address: USAA Investment Management Company
                               10750 McDermott Freeway
                               Bank Service Building, BKB-04-S
                               San Antonio, TX 78288
                      Telephone #: (210) 498-8696

                 (b)  IF TO NASDAQ:
                      Name:    John L. Jacobs
                      Title:   Senior Vice President
                      Address: The Nasdaq Stock Market, Inc.
                               1735 K Street, N.W.
                               Washington, D.C. 20006
                      Telephone #: (202) 496-2552


                      With, in the event of notices of Dispute or default, a required copy to:

                               The Nasdaq Stock Market, Inc.
                               1735 K Street, N.W.
                               Washington, D.C.  20006
                               Attn:  Office of General Counsel - Nasdaq
                                      Contracts Group

         Section 26. AMENDMENT, WAIVER, AND SEVERABILITY. Except as otherwise provided herein, no provision of this Agreement may be amended, modified, or waived, unless by an instrument in writing executed by a duly authorized officer of the party against whom enforcement of such amendment, modification, or waiver is sought (CONSENT).

         26.1. No failure on the part of Nasdaq or Licensee to exercise, no delay in exercising, and no course of dealing with respect to any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege under this Agreement.

         26.2. If any of the provisions of this Agreement, or application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which they are held invalid or unenforceable, shall not be affected thereby and each such term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         Section 27. COUNTERPARTS. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute but one and the same instrument.

         Section 28. SATISFACTION OF CLAIMS. Nasdaq acknowledges and agrees that Licensee issues a number of distinct securities, each relating to the assets and operations of a particular series or fund of Licensee. Nasdaq acknowledges and agrees that with respect to any claim under this Agreement relating to the use of the Marks and/or the Index by or in relation to a particular series or fund of Licensee that constitutes a Derivative Product hereunder, Nasdaq shall look solely to the property of the particular series or fund of Licensee that constitutes such Derivative Product and shall not look to the property of any other series or fund to satisfy such claim.

         Section 29. SCHEDULE OF ATTACHMENTS. The following Attachments are referred to in this Agreement and are incorporated as if set forth in full herein. In the event of a conflict between the Attachments and this Agreement, the Attachments shall govern:

Attachment I.              -- Sub-Licensees
Attachment II.             -- Definition of Derivative Products and Prices
Attachment III.            -- Nasdaq Index Sub-License Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

USAA MUTUAL FUND, INC. (LICENSEE)

By:      /S/MICHAEL J.C. ROTH
         --------------------
Name:    Michael J.C. Roth
         --------------------
Title:   President
         --------------------
          AUTHORIZED OFFICER

Date:    October 27, 2000
         --------------------

Executed this 27th day of October, 2000, for and on behalf of:

THE NASDAQ STOCK MARKET, INC.  (NASDAQ)

By:      /S/JOHN L.JACOBS
         --------------------
Name:    John L. Jacobs
         ---------------------
Title:   SENIOR VICE PRESIDENT
         ---------------------
           AUTHORIZED OFFICER

                                  ATTACHMENT I

PERMITTED SUB-LICENSEES OF USAA MUTUAL FUND, INC.

*     USAA Investment Management Company

*     Barclays Global Fund Advisors

* Upon reasonable prior written notice to Nasdaq, any other sub-investment adviser chosen by the adviser of the Derivative Product(s)

                                 ATTACHMENT II

DEFINITION OF DERIVATIVE PRODUCTS AND PRICES

No Derivative Product may be an instrument issued by the Options Clearing Corporation (OCC) or another clearing agency registered under Section 17 of the Securities Exchange Act of 1934 or any instrument exclusively regulated by the Commodity Futures Trading Commission (FCTC) or an option on such instruments. A Derivative Product may only be listed or traded on a Non-American Market. A "Non-American Market" means any financial instrument (including equities, options, futures, debt, etc.) exchange or market not located in the Americas and one not registered with any securities regulatory agency or body in the Americas. In addition, no license will be granted for an exchange traded fund or similar type product worldwide.

DESCRIPTION OF PRODUCT

USAA NASDAQ-100 INDEX FUND

The Fund seeks to match the performance of the stocks comprising the Nasdaq-100 Index(R). The Nasdaq-100 Index represents the largest non-financial stocks traded on the Nasdaq Stock Market(R). The Fund seeks to match the performance of the stocks comprising the Nasdaq-100 Index.

USAA is the Fund's investment adviser. Barclays Global Fund Advisors (Barclays) serves as sub-adviser for the Fund. Barclays selects the Fund's investments and places orders to buy and sell the Fund's investments.

Barclays attempts to achieve the Fund's objective by investing the Fund's assets in the 100 stocks that comprise the Nasdaq-100 Index.

EFFECTIVE DATE

The Commencement Date for this Agreement shall be October 27, 2000, the date on which the Derivative Product will become effective. However, by Agreement of the parties, the Fees shall not commence until January 1, 2001 the ("Effective Date").

FEES

The annual License Fees shall be the greater of $10,000 (the "Minimum Annual Fee") or four basis points (.04%) of the AVERAGE ANNUAL DAILY net assets of the Product ACCRUED DAILY AND PAYABLE quarterly up to a maximum of $200,000. The Minimum Annual Fee shall be payable on the Effective Date and each one-year anniversary thereof. Amounts in excess of the Minimum Annual Fee shall be paid to Nasdaq within thirty (30) days after the close of each calendar quarter in which they are incurred; each such payment shall be accompanied by a statement setting forth the basis for its calculation. In addition, at year end a statement providing average daily net assets at each month end must be provided.

                                 ATTACHMENT III

                       NASDAQ INDEX SUB-LICENSE AGREEMENT

         THIS AGREEMENT, is made by and between ______________________________ (LICENSEE), whose principal offices are located at which is a Licensee of The Nasdaq Stock Market, Inc. (NASDAQ), a Delaware Corporation which is a subsidiary of the National Association of Securities Dealers, Inc. (NASD) (NASD with its affiliates are collectively referred to as the CORPORATIONS), whose principal offices are located at 1735 K Street, N.W., Washington, D.C. 20006 and __________________________ (SUB-LICENSEE), whose principal offices are located at ________________________________.

         WHEREAS, Nasdaq possesses certain rights in the NASDAQ-100 INDEX(R) (INDEX); and

         WHEREAS, Nasdaq possesses certain rights to Nasdaq(R), Nasdaq-100(R), and Nasdaq-100 Index(R) as trade names, trademarKs or service marks (MARKS); and

         WHEREAS, Nasdaq determines the components of the Index, calculates, maintains, and disseminates the Index;

         WHEREAS, Nasdaq and Licensee have previously entered into a separate agreement concerning use of the Index and Marks in relating to certain Derivative Products (LICENSE AGREEMENT); and

         WHEREAS, Sub-Licensee is either: (1) an affiliate or subsidiary under the control of Licensee which desires to use the Index as a component of a pricing or settlement mechanism for the Derivative Products; or (2) a necessary participant in a Derivative Product (E.G., a corporation Issuing a corporate bond with the Licensee as underwriter and utilizing the Index as a pricing component) Issued by Licensee or an authorized Sub-Licensee affiliate or subsidiary under the control of Licensee; and

         WHEREAS, Licensee is legally authorized to shares of the fund, or issue, enter into, write, sell, purchase and/or renew (ISSUE, ISSUING, or ISSUANCE) such Derivative Products, and each Derivative Products will be Issued as legally required under applicable law;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, Licensee and Nasdaq, intending to be legally bound, agree as follows:

         Section 1. SCOPE OF SUB-LICENSE. Sub-Licensee hereby acknowledges that it has received, reviewed, and understands the License Agreement entered into between Licensee and Nasdaq relating to use of the Index and Marks. Except as noted herein, Sub-Licensee hereby agrees to obligate itself to all the terms, conditions, and obligations of that License Agreement as if Sub-Licensee were the Licensee. Sub-Licensee agrees that Nasdaq may exercise any rights against Sub-Licensee (including, for example, limitation of liability, indemnification, or audit rights) Nasdaq has against the Licensee to the same extent as if Sub-Licensee were directly contracting with Nasdaq. Sub-Licensee agrees it will not assert against Nasdaq any defense, claim, or right Sub-Licensee may have against Licensee, including those of set-off, abatement, counter-claim, contribution, or indemnification.

         Section 2. NO FURTHER SUB-LICENSE. All references in the License Agreement to sub-licenses and sub-licensees, including any right of sub-licensee to grant further sub-licenses or to permit further sub-licensees are not applicable to this Sub-Licensee Agreement and are as if deleted from the License Agreement.

         Section 3. TERM. The Term of this Sub-License Agreement automatically terminates, without Notice, if the Term of the License Agreement terminates for any reason.

         Section 4. GENERAL PROVISIONS. Sections from 21, through and including, Section 27 of the License Agreement govern this Sub-License Agreement. All terms and definitions used in this Sub-License Agreement, unless otherwise indicated, have the same meanings and definitions as in the License Agreement. LICENSEE HAS NO AUTHORITY TO WAIVE, RENEGOTIATE, OR FORGIVE ANY PROVISION OF THE LICENSE AGREEMENT AS IT APPLIES TO SUB-LICENSEE.

         IN WITNESS WHEREOF, the parties hereto have caused this Sub-License Agreement to be executed by their duly authorized officers.

-------------------------------------------------------
(LICENSEE)

By:      ______________________________________________

Name:    ______________________________________________

Title:   ______________________________________________
                       AUTHORIZED OFFICER

Date:    ______________________________________________

-------------------------------------------------------
(SUB-LICENSEE)

By:      ______________________________________________

Name:    ______________________________________________

Title:   ______________________________________________
                       AUTHORIZED OFFICER

Date:    ______________________________________________

                                 EXHIBIT 8(x)

                                                                   CONFIDENTIAL

                               LICENSE AGREEMENT

                  This License Agreement, dated as of October 27, 2000 ("Effective Date"), is made by and between Dow Jones & Company, Inc. ("Dow Jones"), having an office at 200 Liberty Street, New York, New York 10281, and USAA Mutual Fund, Inc. (the "Licensee"), having an office at 10750 McDermott Freeway, San Antonio, Texas 78288.

                  WHEREAS, Dow Jones compiles, calculates and maintains the Dow
Jones Global Titans Index (the "Index"), and Dow Jones owns rights in and to the Index, the proprietary data contained therein, and the Dow Jones Marks (defined below) (such rights, including without limitation, copyright, trademark or proprietary rights and trade secrets, being hereinafter collectively referred to as the "Intellectual Property"); and

                  WHEREAS, Dow Jones uses in commerce and has trade name, trademark and/or service mark rights to the designations, "Dow Jones" and "Dow Jones Global Titans Index" (such rights being hereinafter individually and collectively referred to as the "Dow Jones Marks"); and

                  WHEREAS, the Licensee wishes to use the Index and the related Dow Jones Marks, pursuant to the terms and conditions hereinafter set forth, in connection with (i) the issuance, marketing and promotion of the Products (as defined in Section 1(b)) and (ii) making disclosure about such Products under applicable laws, rules and regulations in order to indicate that the Products are based on the Index and that Dow Jones is the source of the Index.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

         1.       Grant of License.

                  (a) Subject to the terms and conditions of this Agreement, Dow Jones hereby grants to the Licensee a non-transferable (except to subsidiaries pursuant to Section 12(a)) non-exclusive license (i) to use the Index solely in connection with the issuance or trading, as the case may be, of the Products to be issued or traded, as the case may be, by the Licensee, and (ii) to use and refer to the Dow Jones Marks in connection with the marketing and promotion of the Products in order to indicate that the Products are based on the Index and that Dow Jones is the source of the Index, and as may otherwise be required by applicable laws, rules or regulations or under this Agreement.

                  (b) As used in this Agreement, "Products" means the products described on Schedule A hereto that are issued by the Licensee, and are based upon the Index (but not any part of the Index other than the whole Index, and not any subset of the components of the Index) and correlated to the underlying securities comprising the Index. The terms of the Products, and any material changes therein, will be subject to Dow Jones' prior written consent.

                  (c) Nothing contained in this Agreement shall restrict Dow Jones from licensing any one or more Dow Jones indexes (including the Index) or any of the Dow Jones Marks, to any other person or entity at any time.

                  (d) The Licensee acknowledges that the Index and the Dow Jones Marks are the exclusive property of Dow Jones and that Dow Jones has and retains all Intellectual Property and other proprietary rights therein. Except as otherwise specifically provided herein, Dow Jones reserves all rights to the Index and the Dow Jones Marks, and this Agreement shall not be construed to transfer to the Licensee any ownership right to, or equity interest in, any of the Index or the Dow Jones Marks, or in any Intellectual Property or other proprietary rights pertaining thereto.

                  (e)  The  Licensee  acknowledges   that  the  Index  and  its
compilation and composition, and any changes therein, are and will be in the complete control and sole discretion of Dow Jones.

         2.       Term.

                  The term of this Agreement shall commence as of the date hereof and shall remain in full force and effect until the fifth anniversary of the Effective Date, unless this Agreement is terminated earlier as provided herein (such term being referred to as the "Initial Term"). Upon expiration of the Initial Term (other than by reason of termination of this Agreement as provided herein), this Agreement may be renewed at the election of the Licensee, by delivery of written notice to Dow Jones to that effect at least 120 days prior to expiration of the Initial Term, for an additional term of three (3) years (the "Renewal Term"). Notwithstanding the foregoing, (i) in no event shall the Licensee have the right to renew the term hereunder without Dow Jones' prior written consent if, at the time of expiration of the Initial Term
(x) the Licensee is in material breach of this Agreement or (y) the aggregate average assets invested in the Products in respect of the twelve-month period ending on the last day of the Initial Term was less than $100,000,000. (The Initial Term and the Renewal Term, if any, are referred to herein, collectively, as the "Term.")

         3.       License Fees.

                  (a) As consideration for the license granted herein, the Licensee shall pay to Dow Jones license fees ("License Fees") as set forth on Schedule B hereto.

                  (b) If independently audited financial statements for the Products are prepared, the Licensee shall provide Dow Jones with such audited financial statements promptly after receipt thereof by the Licensee. Dow Jones may use such audited financial statements to confirm the accuracy of any one or more calculations of License Fees. Dow Jones shall not bear the cost of any such audit. In addition, Dow Jones shall have the right to audit on a confidential basis the relevant books and records of the Licensee to confirm the accuracy of any one or more calculations of Licensee Fees. Dow Jones shall bear its own costs of any such audit unless it is determined that Dow Jones has been underpaid by 5% or more with respect to the payments being audited, in which case Dow Jones' costs of such audit shall be paid by the Licensee. All information provided to Dow Jones pursuant to this paragraph shall be treated as Confidential Information pursuant to Section 7(b) of this Agreement.

         4.       Termination.

                  (a) If there is a material breach of this Agreement by either party (such party, the "breaching party," and, the other party, the "non-breaching party"), or if either party (such party, the "harmed party") believes in good faith that material damage or harm is occurring to its reputation or good will by reason of its continued performance hereunder (other than pursuant to Section 4(d)), then the non-breaching party or the harmed party, as the case may be, may terminate this Agreement, effective thirty (30) days after written notice thereof to the other party (with reasonable specificity as to the nature of the breach or the condition causing such damage or harm, as the case may be, and including a statement as to such party's intent to terminate), unless the other party shall correct such breach or the condition causing such damage or harm, as the case may be, within such 30-day period.

                  (b) The  Licensee may  terminate this  Agreement  upon ninety
(90) days' prior written notice to Dow Jones (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that prevents the Licensee from issuing, marketing or promoting the Products; (ii) any material litigation or regulatory proceeding regarding the Products is commenced; (iii) the Licensee elects to terminate the public offering or other distribution of the Products; or (iv) any of the events set forth in Section 4(c)(i) or (iii) occurs.

                  (c) Dow Jones may terminate this Agreement upon ninety (90) days' prior written notice to the Licensee if (i) any legislation or regulation is finally adopted or any government interpretation is issued that in Dow Jones' reasonable judgment materially impairs Dow Jones' ability to license and provide the Index or the Dow Jones Marks under this Agreement; (ii) any litigation or proceeding is commenced which relates, directly or indirectly, to Dow Jones' licensing and providing the Index or the Dow Jones Marks under this Agreement, or any such litigation proceeding is threatened and Dow Jones reasonably believes that such litigation or proceeding would be reasonably likely to have a material and adverse effect on the Index or the Dow Jones Marks or on Dow Jones' ability to perform under this Agreement; (iii) Dow Jones elects (other than pursuant to Section 4(d)) to cease compiling, calculating and publishing values of the Index; or (iv) any of the events set forth in
Section 4(b)(i) through (iii) occurs.

                  (d) Notwithstanding anything to the contrary herein, Dow Jones shall have the right, in its sole discretion, to cease compiling, calculating and publishing values of the Index at any time that Dow Jones determines that such Index no longer meets or will not be capable of meeting the criteria established by Dow Jones for maintaining the Index, and thereupon to terminate this Agreement (but Dow Jones will use all reasonable efforts to provide the Licensee with as much prior notice as is reasonably practicable under the circumstances).

                  (e) Dow Jones may terminate this Agreement, upon written notice to the Licensee, if any securities exchange (i) ceases to provide data to Dow Jones necessary for providing the Index, (ii) terminates Dow Jones' right to receive data in the form of a "feed" from such securities exchange,
(iii) materially restricts Dow Jones' right to redistribute data received from such securities exchange, or (iv) institutes charges (other than nominal charges or charges which Dow Jones deems to be reasonable to be incurred in connection with providing the Index) for the provision of data to Dow Jones or the redistribution of data by Dow Jones.

                  (f) Dow Jones may terminate this Agreement upon written notice to the Licensee if Products have not been issued within 180 days after the date hereof.

                  (g) If this Agreement is terminated by Dow Jones pursuant to subsections (c) (except for subsection (c) (iv)), (d) or (e) above, then Dow Jones shall refund to Licensee a pro-rata portion of the license fee paid for the then-current Year of the Term.

         5.       Dow Jones Obligations.

                  (a) Dow Jones is not, and shall not be, obligated to engage in any way or to any extent in any marketing or promotional activities in connection with the Products or in making any representation or statement to investors or prospective investors in connection with the marketing or promotion of the Products by the Licensee.

                  (b) Dow Jones agrees to provide reasonable support for the Licensee's development and educational efforts with respect to the Products as follows:

                     (i) Dow Jones shall use commercially reasonable efforts to respond in a timely fashion to any reasonable requests by the Licensee for information regarding the Index;

                     (ii) Dow Jones or its agent shall use commercially reasonable efforts to, or Dow Jones shall use commercially reasonable efforts to arrange for a third party vendor to, calculate and disseminate the value of the Index at least once each day that the New York Stock Exchange is open for trading, in accordance with Dow Jones' current procedures, which procedures may be modified by Dow Jones; and

                     (iii) Dow Jones shall use commercially reasonable efforts to promptly correct, or instruct its agent to correct, any mathematical errors made in Dow Jones' computations of the Index which are brought to Dow Jones' attention by the Licensee; provided, that nothing in this Section 5 shall give the Licensee the right to exercise any judgment or require any changes with respect to Dow Jones' method of composing, calculating or determining the Index; and, provided, further, that nothing herein shall be deemed to modify the provisions of Section 9 of this Agreement.

                  (c) Dow Jones shall use reasonable efforts to safeguard the confidentiality of all impending changes in the components or method of computation of the Index until such changes are publicly disseminated, and shall require the same of any agent with whom it has contracted for computation thereof. Dow Jones shall implement reasonable procedures so that only those persons at Dow Jones directly responsible for changes in the composition or method of computation of the Index shall be granted access to information respecting impending changes.

         6.       Trademark  Filings;   Recognition  of  Intellectual  Property
Rights; Protection of Intellectual Property; Quality Control.

                  (a) Dow Jones shall apply only for such trademark and trade name registrations for the Dow Jones Marks only in such jurisdictions, if any, where Dow Jones, in its sole discretion, considers such filings appropriate. The Licensee shall reasonably cooperate with Dow Jones in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. The Licensee shall use the following notice when referring to the Index or any of the Dow Jones Marks in any informational materials to be used in connection with the Products (including all prospectuses, registration statements, advertisements, brochures and promotional and any other similar informational materials, including documents required to be filed with governmental or regulatory agencies) that in any way use or refer to Dow Jones, the Index or any of the Dow Jones Marks (collectively, the "Informational Materials"):

                  "Dow Jones," "Dow Jones Global Titans IndexSM" are service marks of Dow Jones & Company, Inc. and have been licensed for use. The [Product] is not sponsored, sold or promoted by Dow Jones and Dow Jones makes no representation regarding the advisability of investing in them.

or such similar language as may be approved in advance in writing by Dow Jones.

                  (b) The Licensee agrees that the Dow Jones Marks and all Intellectual Property and other rights, registrations and entitlement thereto, together with all applications, registrations and filings with respect to any of the Dow Jones Marks and any renewals and extensions of any such applications, registration and filings, are and shall remain the sole and exclusive property of Dow Jones. The Licensee acknowledges that each of the Dow Jones Marks is part of the business and goodwill of Dow Jones and agrees that it shall not, during the Term or thereafter, contest the fact that the Licensee's rights in the Dow Jones Marks under this Agreement (i) are limited solely to the use of the Dow Jones Marks in connection with the issuance, marketing, and/or promotion of the Products and disclosure about the Products under applicable law as provided in Section 1(a), and (ii) shall cease upon termination or expiration of this Agreement, except as otherwise expressly provided herein. Upon termination or expiration of this Agreement, the Licensee shall have no right to use any Dow Jones Marks and shall inform any recipients of Informational Materials that in any way use or refer to any Dow Jones Marks that this Agreement has been terminated or has expired and that Dow Jones no longer provides the Index to the Licensee. The Licensee recognizes the great value of the reputation and goodwill associated with the Dow Jones Marks and acknowledges that such goodwill associated with the Dow Jones Marks belongs exclusively to Dow Jones, and that Dow Jones is the owner of all right, title and interest in and to the Dow Jones Marks in connection with the Products. The Licensee further acknowledges that all rights in any translations, derivations or modifications in the Dow Jones Marks which may be created by or for the Licensee shall be and shall remain the exclusive property of Dow Jones and said property shall be and shall remain a part of the Intellectual Property subject to the provisions and conditions of this Agreement. The Licensee shall never, either directly or indirectly, contest Dow Jones' exclusive ownership of any of the Intellectual Property. The Licensee shall not, except with Dow Jones' prior written consent, use any Dow Jones Mark, or the designations "Dow Jones" or any other Dow Jones mark, in conjunction with the Licensee's own trademark(s) resulting in a composite mark. With respect to any such composite mark: (i) neither party shall own, register or apply for registration of, such mark; (ii) after termination or expiration of this Agreement, Licensee shall cease all use of such mark and (iii) after termination or expiration of this Agreement, each party shall disclaim any rights in the other's own trademark forming a part of such composite mark and any goodwill associated therewith that such party might have acquired during the Term in connection with the use of the other party's mark.

                  (c) In the event that the Licensee learns of any infringement or imitation of the Index and/or any Dow Jones Mark, or of any use by any person of a trademark similar to any of the Dow Jones Marks, it shall promptly notify Dow Jones. Dow Jones shall take such action, if any, as it deems advisable for the protection of rights in and to the Index and the Dow Jones Marks and, if requested to do so by Dow Jones, the Licensee shall cooperate with Dow Jones in all respects, at Dow Jones' expense, including, without limitation, by being a plaintiff or co-plaintiff and, upon Dow Jones' reasonable request, by causing its officers to execute appropriate pleadings and other necessary documents. In no event, however, shall Dow Jones be required to take any action it deems inadvisable. The Licensee shall have no right to take any action which would materially affect the Index and/or any of the Dow Jones Marks without Dow Jones' prior written approval.

                  (d) The Licensee shall use all reasonable efforts to protect the goodwill and reputation of Dow Jones, the Index and the Dow Jones Marks in connection with its use of the Index and any of the Dow Jones Marks under this Agreement. The Licensee shall submit to Dow Jones, for Dow Jones' review and approval, and the Licensee shall not use until receiving Dow Jones' approval thereof in writing, all Informational Materials that in any way use or refer to Dow Jones, the Index or any of the Dow Jones Marks. Dow Jones' approval shall be required with respect to the use of and description of Dow Jones, the Index or any of the Dow Jones Marks. Dow Jones shall notify the Licensee of its approval or disapproval of any Informational Materials within 72 hours (excluding any day which is a Saturday or Sunday or a day on which The New York Stock Exchange is closed) following receipt thereof from the Licensee. Failure of Dow Jones to disapprove within this time period shall be deemed an approval. Once Informational Materials have been approved by Dow Jones, subsequent Informational Materials which do not materially alter the use or description of Dow Jones, the Index or such Dow Jones Marks, as the case may be, need not be submitted for review and approval by Dow Jones. Informational Materials should be sent to Mr. Don

Williams, Dow Jones & Company, Inc., Dow Jones Indexes, P.O. Box 300, Princeton, NJ 08543-0300, Tel: (609) 520-7233; Fax: (609) 520-7030;
DON.WILLIAMS@DOWJONES.COM, with a copy to Legal Department, Dow Jones & Company, Inc., 200 Liberty Street, New York, NY 10281, Fax: (212) 416-2524, or such other person(s) as Dow Jones may notify Licensee from time to time.

                  (e) (i) The Licensee shall not use, nor permit the use of, the Dow Jones Marks in any Informational Material as part of a composite mark with any of its own marks, the marks of any of its affiliates or the marks of any third party (collectively, the "Non-Dow Jones Marks"), and (ii) the Dow Jones Marks and the Non-Dow Jones Marks, to the extent they appear in any Informational Material, shall appear separately and shall be clearly identified with regard to ownership. Whenever the Dow Jones Marks are used in any Informational Material in connection with any of the Products, the name of the Licensee shall appear in close proximity to the Dow Jones Marks so that the identity of the Licensee, and its status as an authorized licensee of such Dow Jones Marks, is clear and obvious.

                  (f) The Licensee agrees that any proposed change by the Licensee in (i) the terms and conditions of the Products or (ii) the use of the Dow Jones Marks shall be submitted to Dow Jones for, and shall be subject to, Dow Jones' prior written consent.

                  (g) If at any time Dow Jones is of the opinion that the Licensee is not properly using the Intellectual Property in connection with the Products or Informational Materials, or that the standard of quality of any of the Products or Informational Materials does not conform to reasonable standards, Dow Jones shall give notice to the Licensee to that effect. Upon receipt of such notice, the Licensee shall forthwith correct the defects therein, or shall forthwith cease the issuance, marketing, promotion and sale or use of the non-conforming Products or Informational Materials.

                  (h) The parties acknowledge and agree that Licensee has requested the right to use the "Global Titans" mark, and Dow Jones is willing to grant a license to such mark as set forth in Section 1(a), subject to the terms and conditions of this Agreement and the following additional conditions:
(i) whenever Licensee uses the "Global Titans" mark, Licensee shall use a house mark (i.e., a trademark or service mark that is proprietary to Licensee) immediately preceding the "Global Titans" mark. For example, Licensee may use the "Global Titans" mark in the name the Product name "USAA Global Titans Index Fund", but not "Global Titans Fund"; and (ii) notwithstanding anything to the contrary in this Agreement, Dow Jones makes no representations or warranties whatsoever (whether statutory, express or implied) with respect to the "Global Titans" mark, including without limitation, the adequacy of Dow Jones's right, title and interest thereto, and (iii) Dow Jones shall have no liability to the Licensee or any third party with respect to the Licensee's use of the "Global Titans" mark. Dow Jones shall have no rights whatsoever in Licensee's house mark and shall not take any action to challenge Licensee's rights therein.

         7.       Proprietary Rights.

                  (a) The Licensee acknowledges that the Index is selected, compiled, coordinated, arranged and prepared by Dow Jones through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by Dow Jones. The Licensee also acknowledges that the Index and the Dow Jones Marks are valuable assets of Dow Jones and agrees that it will take reasonable measures to prevent any unauthorized use of the information provided to it concerning the selection, compilation, coordination, arrangement and preparation of the Index.

                  (b) Each party shall treat as confidential and shall not disclose or transmit to any third party (i) any documentation or other materials that are marked as "Confidential" by the providing party and (ii) the terms of this Agreement (collectively, "Confidential Information"). Confidential Information as described in clause (i) of the preceding sentence shall not include (A) any information that is available to the public or to the receiving party hereunder from sources other than the providing party (provided that such source is not subject to a confidentiality agreement with regard to such information) or (B) any information that is independently developed by the receiving party without use of or reference to information from the providing party.

                  (c) Notwithstanding the foregoing, either party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be disclosed is (i) approved in writing by the providing party for disclosure or (ii) required by law, regulatory agency or court order to be disclosed by the receiving party, provided, if permitted by law, that prior written notice of such required disclosure is given to the providing party and provided further that the receiving party shall cooperate with the providing party to limit the extent of such disclosure. The provisions of Sections 7(b) and (c) shall survive termination or expiration of this Agreement for a period of five (5) years from disclosure by either party to the other of the last item of such Confidential Information.

         8.       Warranties; Disclaimers.

                  (a) Each party represents and warrants to the other that it has the authority to enter into this Agreement according to its terms, and that its execution and delivery of this Agreement and its performance hereunder will not violate any agreement applicable to it or violate any applicable law or regulation. The Licensee represents and warrants to Dow Jones that the issuance, marketing, promotion, sale and resale of the Products by the Licensee will not violate any agreement applicable to the Licensee or violate any applicable laws, rules or regulations, including without limitation, securities, commodities, and banking laws.

                  (b) The Licensee represents, warrants and covenants to Dow Jones that the Products shall at all times comply with the descriptions set forth on Schedule A.

                  (c) The Licensee shall  include  the  statement  contained in
Exhibit I hereto in any filing with a governmental agency, each prospectus and registration statement, and in any contracts relating to the Products (and upon request shall furnish copies thereof to Dow Jones after removing confidential information), and the Licensee expressly agrees to be bound by the terms of the statement contained in Exhibit I hereto (which terms are expressly incorporated herein by reference and made a part hereof). Any changes in the statement contained in Exhibit I hereto must be approved in advance in writing by an authorized officer of Dow Jones.

                  (d) Notwithstanding any provision of this Agreement, and without limiting the disclaimers set forth in this Agreement (including in Exhibit I hereto), in no event shall the cumulative liability of Dow Jones to the Licensee and its affiliates under or relating to this Agreement at any time exceed the aggregate amount of License Fees received by Dow Jones pursuant to this Agreement prior to such time.

         9.       Indemnification.

                  (a) The Licensee shall indemnify and hold harmless Dow Jones and its affiliates, and their respective officers, directors, members, employees and agents, against any and all judgments, damages, liabilities, costs and losses of any kind (including reasonable attorneys' and experts' fees) (collectively, "Losses") as a result of any claim, action or proceeding that arises out of or relates to (i) this Agreement (except to the extent such Losses arise out of or relate to a breach by Dow Jones of its representations and warranties under this Agreement or a claim related to ownership of intellectual property rights in the "Global Titans" mark) or (ii) the Products, provided, however, that Dow Jones must promptly notify the Licensee in writing of any such claim, action or proceeding (but the failure to do so shall not relieve the Licensee of any liability hereunder except to the extent the Licensee has been materially prejudiced therefrom). The Licensee may elect, by written notice to Dow Jones within ten (10) days after receiving notice of such claim, action or proceeding from Dow Jones, to assume the defense thereof with counsel reasonably acceptable to Dow Jones. If the Licensee does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if Dow Jones reasonably believes that there are conflicts of interest between Dow Jones and the Licensee or that additional defenses are available to Dow Jones with respect to such defense, then Dow Jones shall retain its own counsel to defend such claim, action or proceeding, at the Licensee's expense. The Licensee shall periodically reimburse Dow Jones for its expenses incurred under this Section 9. Dow Jones shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder and with respect to which the Licensee has elected to assume the defense; provided, however, that Dow Jones shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of the Licensee unless Dow Jones waives its right to indemnity hereunder. The Licensee, in the defense of any such claim, action or proceeding, except with the written consent of Dow Jones, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to Dow Jones of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of Dow Jones.

                  (b) The indemnification provisions set forth herein are solely for the benefit of Dow Jones and are not intended to, and do not, create any rights or causes of actions on behalf of any third party.

         10.      Suspension of Performance.

                  Notwithstanding anything herein to the contrary, neither Dow Jones nor the Licensee shall bear responsibility or liability for any Losses arising out of any delay in or interruptions of performance of their respective obligations under this Agreement due to any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, other work stoppage, or slow-down), severe or adverse weather conditions, power failure, communications line or other technological failure, or other similar cause beyond the reasonable control of the party so affected; provided, however, that this Section 10 shall not affect the Licensee's obligations under Section 9(a) in the case of any claim, action or proceeding brought by a third party.

         11.      Injunctive Relief.

                  In the event of a material breach by one party ("Breaching Party") of provisions of this Agreement relating to the Confidential Information of the other party ("Non-breaching Party"), the Breaching Party acknowledges and agrees that damages would be an inadequate remedy and that the Non-breaching Party shall be entitled to preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of such Confidential Information, but nothing herein shall preclude the Non-breaching Party from pursuing any other action or remedy for any breach or threatened breach of this Agreement. All remedies under this Section 11 shall be cumulative.

         12.      Other Matters.

                  (a) This Agreement is solely and exclusively between the parties hereto and, except to the extent otherwise expressly provided herein, shall not be assigned or transferred, nor shall any duty hereunder be delegated, by either party, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement or delegate any duty hereunder without such written consent shall be null and void; provided, however, that any wholly-owned subsidiary of the Licensee may use the Index and the Dow Jones Marks in connection with the issuance, marketing and promotion of the Products, provided that such subsidiary shall be subject to all of the terms and conditions of this Agreement applicable to the Licensee. This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

                  (b) This Agreement, including the Schedules and Exhibits hereto (which are hereby expressly incorporated into and made a part of this Agreement), constitutes the entire agreement of the parties hereto with respect to its subject matter. This Agreement supersedes any and all previous agreements between the parties with respect to the subject matter of this Agreement. There are no oral or written collateral representations, agreements or understandings except as provided herein.

                  (c) No waiver, modification or amendment of any of the terms and conditions hereof shall be valid or binding unless set forth in a written instrument signed by duly authorized officers of both parties. The delay or failure by any party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such term, condition, right or privilege, but the same shall continue in full force and effect.

                  (d) No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

                  (e) All notices and other communications under this Agreement shall be (i) in writing, (ii) delivered by hand (with written confirmation of receipt), by registered or certified mail (return receipt requested), or by facsimile transmission (with written confirmation of receipt), to the address or facsimile number set forth below or to such other address or facsimile number as either party shall specify by a written notice to the other, and
(iii) deemed given upon receipt.

                  If to Dow Jones:      Dow Jones & Company, Inc.
                                        U.S. Route 1 North at Ridge Road
                                        Monmouth Junction, NJ  08852
                                        Attn:  Michael A. Petronella
                                        Managing Director, Dow Jones Indexes
                                        Fax No:  609/452-3242

                  With a copy to:       Dow Jones & Company, Inc.
                                        200 Liberty Street
                                        New York, New York  10025
                                        Attn:  Legal Department
                                        Fax No:  212/416-2524

                  If to the Licensee:   USAA Mutual Fund, Inc.
                                        10750 McDermott Freeway
                                        Bank Services Building, BK-B-04-S
                                        San Antonio, TX  78288
                                        Attn:  Securities Counsel & Compliance
                                        Phone: (210) 498-8696
                                        Fax:  (210) 498-4022

                  (f) This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each party hereto hereby waives any right it may have in the future to a jury trial in connection with any legal action, proceeding controversy or claim between the parties arising out of or relating to this Agreement.

                  (g) This Agreement (and any related arrangements between the parties hereto) is solely and exclusively for the benefit of the parties hereto and their respective successors, and nothing in this Agreement (and any related arrangements between the parties hereto), express or implied, is intended to or shall confer on any other person or entity (including, without limitation, any sublicensee of the Licensee hereunder or any purchaser of any Products issued by the Licensee), any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (or any such related arrangements between the parties hereto).

                  (h) Sections 6(b), 7(b) and (c) (as provided therein), 8, 9, 11 and 12(f), and this Section 12(h), shall survive the expiration or termination of this Agreement.

                  (i) The parties hereto are independent contractors. Nothing herein shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall acquire any power, other than as specifically and expressly provided in this Agreement, to bind the other in any manner whatsoever with respect to third parties.

                  (j) All references herein to "reasonable efforts" shall include taking into account all relevant commercial and regulatory factors. All references herein to "regulations" or "regulatory proceedings" shall include regulations or proceedings by self-regulatory organizations such as securities exchanges.

                  (k) Dow Jones acknowledges and agrees that Licensee issues a number of distinct securities, each relating to the assets and operations of a particular series or fund of Licensee. Dow Jones acknowledges and agrees that with respect to any claim under this Agreement relating to the use of the Dow Jones Marks and/or the Index by or in relation to a particular series or fund of Licensee that constitutes the Product hereunder, Dow Jones shall look solely to the property of the particular series or fund of Licensee that constitutes such Product and shall not look to the property of any other series or fund to satisfy such claim.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                                       DOW JONES & COMPANY, INC.


                                       By:    /S/MICHAEL A. PETRONELLA
                                              ------------------------
                                       Name:  Michael A. Petronella
                                       Title: Managing Director, Dow Jones
                                              Indexes


                                       USAA MUTUAL FUND, INC.


                                       By:  /S/MICHAEL J.C. ROTH
                                            --------------------
                                       Name:  Michael J. C. Roth
                                       Title: President

                              INDEX OF ATTACHMENTS

SCHEDULES:

                        Schedule A   Products Description
                        Schedule B   License Fees

EXHIBITS:

                        Exhibit I    Disclaimer Language

                                   SCHEDULE A
                              PRODUCTS DESCRIPTION

A mutual fund that (i) is an investment company registered under the Investment Company Act of 1940, (ii) whose investment objective is to replicate the performance of the Index, and (iii) is not traded on an Organized Securities Markets (as defined below) (i.e., is not an exchange-traded fund), but may be nominally listed on NASDAQ. "ORGANIZED SECURITIES MARKET" shall mean a U.S. national securities exchange, an automated quotation or other electronic trading system of a U.S.-registered securities association, a foreign securities exchange or any other domestic or foreign securities market determined by Dow Jones in its reasonable judgment to constitute an Organized Securities Market. The name of the Product shall be subject to Dow Jones's prior written consent.

                                   SCHEDULE B
                                  LICENSE FEES

Licensee shall pay license fees in accordance with the following:

On January 1, 2001, and, during the Term, on each anniversary of the Effective Date, the Licensee will pay to Dow Jones a flat annual minimum payment of $10,000 in respect of the twelve-month period commencing on such anniversary date (each, an "Annual Minimum Payment").

In addition, commencing January 1, 2001, during each Year (defined below) of the Term, the Licensee will provide to Dow Jones a written report (each, a "Monthly Report"), within 10 days after each month-end, which sets forth (i) the asset balance for each Product at such month-end, and (ii) a calculation of the Rolling Average Asset Balance (defined below) at such month-end. Within 10 days after each Quarter-end (defined below) during each Year of the Term, the Licensee will pay (each, a "Quarterly Payment") to the Dow Jones affiliate designated by Dow Jones an amount equal to one-quarter of the Basis Point Amount (defined below); PROVIDED, HOWEVER, that, in each year of the Term, (i) Licensee shall be entitled to apply a credit in an amount equal to the Annual Minimum Payment against the aggregate of the Quarterly Payments for that year until such credit is depleted and (ii) the License Fees for each Year shall not exceed $150,000.

All amounts will be paid in cash and will be non-refundable. All amounts are stated in U.S. dollars (at the applicable exchange rate prevailing at the time payment is due, as published in the Wall Street Journal. All amounts are stated net of any withholding taxes (i.e., the amount stated is the amount to be received by Dow Jones after payment of any withholding taxes).

The terms hereof  shall be deemed  "Confidential  Information"  for purposes of
Section 7(b) of this Agreement.

Definitions:

"Basis Point Amount" means, at any time during a Year, an amount equal to 1.5 basis points (.00015) on the then Rolling Average Asset Balance up to and including $100 million and 1.0 basis points (.0001) on the then Rolling Average Asset Balance over $100 million.

"Quarter" means, with respect to any Year, the three-month period commencing on the first day of such Year, and each succeeding three-month period during such Year.

"Rolling Average Asset Balance" means, at any Quarter-end during a Year, the average assets in the Products in the aggregate for the Quarter then ended, calculated by adding the month-end asset balances for the Products for such Quarter and dividing the result by three (i.e., the number of months in the Quarter).

"Year" means a twelve-month period commencing on the Effective Date or on any anniversary of the Effective Date.

                                   EXHIBIT I

The [Products] are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the [Product(s)] or any member of the public regarding the advisability of investing in securities generally or in the [Product(s)] particularly. Dow Jones' only relationship to the Licensee is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Global Titans IndexSM, which is determined, composed and calculated by Dow
Jones without regard to [the Licensee] or the [Product(s)]. Dow Jones has no obligation to take the needs of [the Licensee] or the owners of the [Product(s)] into consideration in determining, composing or calculating the Dow Jones Global Titans IndexSM. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the [Product(s)] to be issued or in the determination or calculation of the equation by which the [Product(s)] are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the [Product(s)].

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES GLOBAL TITANS INDEXSM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY [THE LICENSEE], OWNERS OF THE [PRODUCT(S)], OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES GLOBAL TITANS INDEXSM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES GLOBAL TITANS INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND [THE LICENSEE].

                                 EXHIBIT 8(y)

                              SUBLICENSE AGREEMENT

         SUBLICENSE AGREEMENT, dated as of October 27, 2000 by and between USAA Mutual Fund, Inc. ("SUBLICENSEE"), a Maryland corporation, having offices at 10750 Robert F. McDermott Freeway, Bank Services Building, BK B 04 S, San Antonio, Texas 78288, and Fund Asset Management, L.P., on behalf of each Merrill Lynch Party (as defined in the attached License Agreement) (each a "LICENSEE"), having an office at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

         WHEREAS, Licensee has entered into a License Agreement (the "License Agreement") with Wilshire Associates Incorporated ("Wilshire"), dated as of September 28, 2000; and

         WHEREAS, Licensee has authority under above-mentioned License Agreement to use the Wilshire Indices as components of the product described in EXHIBIT A of the License Agreement attached hereto and make a part hereof (the "Product"); and

         WHEREAS,  Licensee has  authority  under the  above-mentioned  License
Agreement to sublicense to an unaffiliated third party upon proper written notice;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1. Licensee hereby grants to Sublicensee a paid-up, royalty-free non-exclusive sublicense under Licensee's license in Section 1(a) of the License Agreement, provided that such sublicense is of the same scope as said license with respect to the Product to be marketed and promoted by Sublicensee and subject to the same terms and conditions therein and provided that such Product is deemed to constitute the "Product" for purposes of the License
Agreement. Licensee represents and warrants that Wilshire has granted its consent to such sublicense under Section 9(a) of the License Agreement. Said sublicense shall extend for the full term of the License Agreement, including the initial term and any renewal terms thereof; provided that Licensee may terminate this Sublicense Agreement by written notice to Sublicensee in the event Sublicensee shall have committed a material breach of the terms of this Sublicense Agreement and License Agreement which breach is not cured within thirty (30) days following written notice thereof.

         2. The rights as set forth under Sections 6(a), 6(b), 6(d), 6(e), 7(b) (including Section 7(c) to the extent applicable to said Section 7(b)), 8 and 9 of the License Agreement, in each case to the extent applicable to the sublicense granted in Section 1 and Sublicensee's activities thereunder, shall be passed down to Sublicensee; it being understood and agreed that (a) nothing herein shall affect Licensee's own direct right of enforcement thereof, and (b) the procedures to be followed in connection with Sublicensee's exercise of rights under Section 7(b) of the License Agreement as assigned hereby shall be as set forth in Section 3 below.

         3. In the case of any Claim (as defined in the License Agreement) that is asserted against Sublicensee or its affiliate or any of their respective officers, directors, employees or agents (the "Sublicensee Indemnified Parties") and that would, if asserted against a Licensee Indemnified Party (as defined in the License Agreement), be subject to indemnification under Section 7(b) of the Licensee Agreement, the parties shall proceed as follows. Sublicensee shall first give written notice of such Claim to Licensee and to Wilshire, and shall request Wilshire to indemnify and defend the Sublicensee Indemnified Parties with respect thereto pursuant to Sublicensee's rights under the
                                       2
134668
foregoing assignment with respect to said Section 7(b). If Wilshire refuses or fails to agree to provide such indemnification and defense, Sublicensee shall have the right to require Licensee to assert a claim for indemnification against Wilshire with respect to such Claim under said Section 7(b). To the extent that Licensee recovers any amounts directly from Wilshire pursuant to said Section 7(b) which are necessary to hold the Sublicensee Indemnified Parties harmless from such Claim, Licensee shall apply the proceeds it recovers from Wilshire to the extent necessary to make the Sublicensee whole. It is further understood and agreed that any claim for indemnification pursuant to the pass down under Section 2 or pursuant to this Section 3 is intended to be satisfied by Wilshire pursuant to a claim for indemnification under Section 7(b) of the License Agreement, and Licensee shall not have any liability under
Section 2 or this Section 3 to satisfy such claim by other means.

         4. Each party shall indemnify and hold harmless the other party against any and all Damages as a result of any Claim by Wilshire or a third party (as such terms are defined in the License Agreement) that is caused by, arises out of or relates to any breach by the indemnifying party of the License Agreement or this Sublicense Agreement, or the negligence or wrongful conduct of the indemnifying party with respect to the Product; provided, however, that the foregoing indemnification obligation shall not extend to any Damages from any Claim caused by or arising out of or relating to the negligence, bad faith, recklessness or willful misconduct of, or breach of the License Agreement or this Sublicense Agreement by the indemnified party; and provided, further, that the foregoing indemnification obligation shall not extend to any claims or damages for investment

                                       3
134668
losses. The provisions of Section 7(c) of the License Agreement shall apply with respect to any claim for indemnification under this Section 3.

         5. Sublicensee hereby assumes Licensee's obligations under Sections 3(c), 4, 5, 8 and 9 of the License Agreement, in each case to the extent applicable to the sublicense granted in Section 1 and Sublicensee's activities thereunder.

                                       4
134668

         IN WITNESS WHEREOF, the parties have caused this Sublicense Agreement to be executed as of the date first set forth above.

FUND ASSET MANAGEMENT, L.P.                 USAA MUTUAL FUND, INC.
/S/ TERRY GLENN                             /S/MICHAEL J.C. ROTH
----------------------------                ----------------------------------
Name:  Terry Glenn                          Name:  Michael J.C. Roth
Title: Executive Vice President             Title: President

                                       5
134668

                                 EXHIBIT 8(z)

                         COMMODITY CUSTOMER'S AGREEMENT

         This Commodity Customer's Agreement ("AGREEMENT") between UBS Warburg LLC ("BROKER"), USAA Mutual Fund, Inc ("CUSTOMER") and Barclays Global Fund Advisors., as advisor to Customer ("ADVISOR") is entered into for the purpose of effecting the purchase and sale of certain contracts as specified herein.

         1. APPLICABLE CONTRACTS: This Agreement will govern the purchase and sale of futures contracts ("FUTURES CONTRACTS") and options on futures contracts and options on commodities ("OPTION CONTRACTS") (collectively, "CONTRACTS").

         2.     (I)  REPRESENTATIONS:  Customer represents and warrants as follows:

                  (A) LAWFUL AGREEMENT: Customer may lawfully establish and open one or more accounts (collectively, the "ACCOUNT") in order to effect purchases and sales of Contracts through Broker and any clearing members and floor brokers chosen by Broker (including affiliates of Broker).

                  (B) DUE AUTHORIZATION AND ENFORCEABILITY: Customer is duly authorized and empowered to execute and deliver this Agreement and to effect purchases and sales of Contracts through Broker. Such transactions do not and will not violate any rules or regulations of any regulatory body to which the Customer is subject or any agreements to which the Customer is a party. This Agreement is binding on Customer and enforceable against Customer in accordance with its terms.

                  (C) INTEREST OR CONTROL OF ACCOUNT: No person or entity has, nor during the term of this Agreement will have, any interest in or control of the Account other than Customer, Advisor, if any, and those persons and entities, if any, identified in Appendix A to this Agreement.

                  (D) CPO AND CTA REGISTRATION: Customer has reviewed the registration requirements of the Commodity Exchange Act, as amended, and the National Futures Association ("NFA") relating to commodity pool operators and commodity trading advisors and is either appropriately registered with the Commodity Futures Trading Commission ("CFTC") and a member of the NFA or exempt from CFTC registration requirements.

                (I) REPRESENTATIONS: Broker represents and warrants as follows:

                  (A) REGISTRATION: Broker is and will continue to be, until such time as the Customer is notified otherwise, a firm registered as a Futures Commission Merchant under the Commodity Exchange Act.

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

         3.     GENERAL AGREEMENTS:  The parties agree that:

                  (A) BROKER'S RESPONSIBILITY: Broker is not acting as a fiduciary, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of the Account, and Broker will have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors or investment advisers.

                  (B) ADVICE: All advice with respect to Contracts transmitted by Broker with respect to the Account is incidental to the conduct of Broker's business as a futures commission merchant and such advice will not serve as the primary basis for any decision by or on behalf of the Customer. Broker will have no discretionary authority, power or control over any decisions made by or on behalf of Customer in respect of the Account, whether or not any advice of Broker is utilized in any such decision. Any such advice, although based upon information from sources Broker believes to be reliable, may be incomplete, may not be verified and may be changed without notice to Customer. Broker makes no representation as to the accuracy, completeness, reliability or prudence of any such advice or information. Customer will not hold Broker responsible for any losses sustained by Customer as a result of any prediction, recommendation or advice made or given by a representative of Broker whether or not made or given at the request of Customer.

                  (C) POSITIONS AND ADVICE: Broker and its managing directors, officers, employees and affiliates may take or hold positions in, or advise other customers concerning, Contracts which are the subject of advice from Broker to Customer. The positions and advice of Broker and its managing directors, officers, employees and affiliates may be inconsistent with, or contrary to positions of, the advice given by Broker to Customer, provided that, none of Brokers, its managing directors, officers, employees or affiliates will engage in such activities for the purpose of benefiting, at the expense of Customer, either themselves or their clients other than Customer.

                  (D) APPLICABLE LAW: The interpretation and enforcement of this Agreement will be governed by the laws of the State of New York. The Account and all transactions and agreements in respect of the Account will be maintained in compliance with: (i) the provisions of the Commodity Exchange Act, as amended, and any rules, regulations and interpretations promulgated thereunder by the CFTC, including but in no way limited to the provisions set forth in Appendix C as attached hereto;
                         (ii) the constitution, by-laws, rules and regulations of (A) the contract market (and its clearing house, if any) on which such transactions are executed and cleared and (B) any

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

                         relevant registered futures association; (iii) other provisions of law governing the activities of the parties hereto, and any rules, regulations and interpretations promulgated pursuant thereto; and (iv) custom and usage of the trade (all such provisions, rules, regulations, interpretations, constitution, by-laws, custom and usage herein referred to collectively as "APPLICABLE LAW"). Neither Broker nor any of its managing directors, officers, employees or affiliates will be liable as a result of any action taken by Broker, or its clearing members or floor brokers, that was necessary to comply with Applicable Law.

                  (E)    SECURITY  INTEREST AND RIGHTS  RESPECTING  COLLATERAL:
                         All cash, securities, Contracts or other property of Customer now or at any future time in the Account or held by any clearing house through which trades of the Account are executed or other brokers or any other similar entity engaged by Broker to act as agent of Broker or Customer (collectively, the "COLLATERAL"), are hereby pledged to Broker and will be subject to a security interest in Broker's favor to secure any indebtedness or other amounts at any time owing from Customer to Broker ("CUSTOMER'S LIABILITIES"). Customer understands that the Collateral may be used by Broker to satisfy clearing house or exchange requirements, and hereby grants Broker the right to pledge or repledge any of the Collateral in order to do so without notice to Customer, or need to account to Customer for any interest, income or benefit that may be derived therefrom. The rights of Broker set forth above will be qualified, by any applicable requirements for segregation of Customer's property under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

                  (F) REPORTS AND OBJECTIONS: All reports concerning the execution of orders, confirmations, purchase and sale notices, correction notices and account statements will be submitted to Advisor and will be conclusive and binding on Customer unless Advisor or Customer notifies Broker of any objection thereto (1) as to oral or electronically transmitted reports, prior to the opening of trading on the contract market on which such transaction occurred following the day on which Advisor receives such report, confirmation, purchase and sale notice, correction notice or account statement, as the case may be, or (2) as to written reports, prior to the opening of business two business days following the day on which Advisor receives such report, confirmation purchase and sale notice, correction notice or account statement, as the case may be; provided that, with respect to monthly statements, Advisor or Customer may notify Broker of any objection thereto within five business days after receipt of such monthly statement or report. Any such notice, if given orally, will be promptly confirmed in writing by party giving such notice.

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

                  (G) DELIVERY PROCEDURES: In the event that Customer or Advisor on behalf of Customer intends to make or take delivery pursuant to any Contract, Broker will be so notified  prior  to  the  close  of  trading  in  such
                         Contract or at such earlier time as Broker may reasonably require (but not more than five business days before the last trading date). Sufficient funds to take delivery pursuant to such Contract or deliverable grade commodity to make delivery pursuant to such Contract must be delivered to Broker at such time as Broker may reasonably require in connection with such delivery and Broker may exercise any of its rights under Paragraph 6.

                  (H) POSITION LIMITS: Broker will have the right to limit the size of open positions (net or gross) of Customer with respect to the Account at any time and to refuse acceptance of orders to establish new positions, whether or not such refusal or limitation is required by the CFTC or any contract market. Customer will not, either alone or in combination with others, violate any position or exercise limit established by the CFTC or any applicable contract market unless in accordance with Applicable Law and the next succeeding sentence of this Section 3(h). If Customer or Advisor on behalf of Customer intends at any time to exceed CFTC or contract market position limits with respect to transactions in the Account, then Customer or Advisor will cause to be filed an application with the CFTC or such contract market requesting authorization for Customer or Advisor on behalf of Customer to exceed such position limits and will provide Broker with evidence of the CFTC or contract market approval of such application and such other information as Broker may reasonably request with respect thereto.

                  (I) EXERCISE OF OPTIONS: Except as specifically instructed, Broker will have no responsibility for taking or failing to take action to exercise any Option Contract in the Account and Broker will take no action to exercise any such Option Contract in the Account without instructions from Customer or Advisor.

                  (J) OPTIONS ALLOCATION PROCEDURE: Exercise notices with respect to Option Contracts sold by Customer may be allocated to Customer pursuant to a random allocation procedure and Customer will be bound by any such allocation of exercise notices. Such notices may be allocated to Customer after the close of trading on the day on which such notices have been allocated to Broker by the applicable contract market. In the event of any allocation to Customer, unless Broker has previously received such instructions as specified in the next following sentence, Broker's sole responsibility will be to use its best efforts to notify Customer and Advisor by telephone of such allocation at any time before trading commences on the first day on which such Option Contracts are traded on the applicable contract market following the day on which the applicable contract market has allocated such notices to Broker. Broker will have no
                         responsibility   to

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

                         take any action on behalf of Customer unless and until Broker receives instructions indicating the action Broker is to take.

                  (K) RELIANCE ON INSTRUCTIONS: Broker will be entitled to rely on any instructions, notices and communications that it reasonably believes originated from Customer or Advisor or their respective duly authorized agent and Customer will be bound thereby.

                  (L) FINANCIAL AND OTHER INFORMATION: Customer or Advisor will provide to Broker such financial information regarding Customer and relating to this Agreement as Broker may from time to time reasonably request and as shall be required by regulatory authorities.

                  (M) CURRENCY EXCHANGE RISK: Customer will bear all risk and cost in respect of the conversion of currencies incident to transactions effected on behalf of Customer pursuant to Advisor's direction.

                  (N)    Electronic   Reports:   Customer   consents   to   the
                         electronic delivery of reports via facsimile, electronic mail, computer networks (e.g., local area networks, commercial on-line services and SwisKey) or other electronic means agreed upon by Customer and Broker. Customer may revoke its consent at any time upon reasonable notice to Broker.

         4. PAYMENT OBLIGATIONS OF CUSTOMER: With respect to every Contract purchased, sold or cleared for the Account, Customer will pay Broker, within a reasonable time after demand:

                  (a) such brokerage charges, commissions and service fees as are agreed between the parties from time to time (Schedule B attached),

                  (b) all contract market, clearing house, NFA or clearing member fees or charges,

                  (c) any tax imposed on such transactions by any competent authority,

                  (d) the amount of any trading losses in the Account arising out of trades executed pursuant to this Agreement,

                  (e)    any debit balance or deficiency in the Account, and

                  (f) interest on any debit balances or deficiencies in the Account, at the overnight rate customarily charged by Broker, together with costs and reasonable attorney's fees incurred in collecting any such debit balance or deficiency.

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

         5.     ORIGINAL  AND  VARIATION  MARGIN;   PREMIUMS;   OTHER  CONTRACT
                OBLIGATIONS: With respect to every Contract purchased, sold or cleared for the Account, Customer will make, or cause to be made, all applicable original margin, variation margin and premium payments and perform all other obligations attendant to transactions or positions in such Contracts, as such payments or performance may be required by Applicable Law or by Broker in the reasonable exercise of its discretion, upon notice to Advisor and Customer.

                Customer will make or cause to be made original margin, variation margin and premium payments generally by the opening of business on the applicable contract market on the next business day after notified thereof by Broker, provided that Customer has received notice prior to noon on such day (if past noon, the next day).

                If Broker receives an intra-day variation margin call from any exchange on which transactions were effected by Broker as broker for Customer, Broker will immediately determine the amount of margin needed from Customer due to variation in the value of one or more open futures contracts held in the Account or of mark-to-market payments on short positions in related options held in the Account and will promptly notify Advisor and Customer of the need for additional variation margin. In such event, Customer will as soon as practicable provide such additional variation margin to Broker.

         6. CUSTOMER'S EVENTS OF DEFAULT; BROKER'S REMEDIES: Each of the following will constitute an Event of Default hereunder:

                  (a) a case in bankruptcy will be commenced or a petition for the appointment of a receiver will be filed by or against the Customer or, if the Customer is an employee benefit plan or master trust, by or against the sponsor of such plan or any plan funded by such trust, or if the Customer will suspend the transaction of its usual business or any material portion thereof,

                  (b) any warrant or order of attachment is issued against the Account or a judgment is levied against the Account,

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

                  (c) if Customer is an employee benefit plan or master trust, there will occur with respect to such plan or any plan funded by such trust a "reportable event" under the regulations of the Pension Benefit Guaranty Corporation at 29 C.F.R. Sections 2615.11, 2615.12, 2615.16, 2615.21, 2615.22 and 2615.23 (or any
                         successor thereto),

                  (d) Customer fails to deposit or maintain required margins, fails to pay required premiums, or fails to make payments required by Section 4 hereof within two business days of the request for such amount, or

                  (e) Customer fails to perform within two business days, in any material respect (it being understood that any failure to comply with applicable exchange or CFTC requirements will be deemed material) its obligations respecting delivery, exercise or a notice of allocation of exercise, payment for delivery or settlement under Contracts held in the Account.

                If any Event of Default has occurred and is continuing, Broker will have the right, in addition to any other remedy available to Broker at law or in equity, to liquidate any or all open Contracts held in or for the Account, sell any or all of the securities, or other property of Customer held by Broker and to apply the proceeds thereof to any amounts owed by the Customer to Broker, borrow or buy any options, securities, Contracts or other property for the Account and cancel any unfilled orders for the purchase or sale of Contracts for the Account, all with reasonable efforts by Broker under the circumstances to notify Advisor prior to taking any such action. Any such liquidation, sale, purchase, borrowing or cancellation will be made at the discretion of Broker in a commercially reasonable and good faith manner on a contract market, through a clearing house, on other markets, at public auction or by private transaction. Customer acknowledges and agrees that a prior demand or margin call of any kind from Broker or prior notice from Broker will not be considered a waiver of Broker's right to take such action without notice or demand provided that Broker makes reasonable efforts under the circumstances to notify Advisor. In the event Broker exercises any remedies available to it, Customer will compensate Broker for any and all reasonable costs, losses, penalties, fines, taxes and damages which Broker may incur, including reasonable attorney's fees incurred in connection with the exercise of its remedies and the recovery of any such costs, losses, penalties, fines, taxes and damages.

         7. CUSTOMER'S RIGHT TO TRANSFER OR TERMINATE: In the event that Customer deems it desirable, Customer will be entitled to terminate this Agreement and/or to transfer Contracts held in the Account to another futures commission merchant, in each case in accordance with Section 13 hereof.

         8. CONTRARY TO APPLICABLE LAW: To the extent that this Agreement is found to be contrary to or inconsistent with Applicable Law, this Agreement will continue and be enforceable to the maximum extent permissible.

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

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         9.     BINDING EFFECT;  NO ASSIGNMENT:  This Agreement will be binding on and inure to the benefit of the parties hereto and their successors. The Agreement may not be assigned by either party without the other party's prior written consent.

         10. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. No provision of this Agreement will in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is signed by the party against whom such waiver, alteration, modification or amendment is to be enforced.

         11. INSTRUCTIONS, NOTICES OR COMMUNICATIONS: Except as specifically otherwise provided in this Agreement, all instructions, notices or other communications may be oral or written. All oral instructions will be promptly confirmed in writing. All written instructions, notices or other communications will be addressed as follows:

                           (a)      if to Broker to:

                                    UBS Warburg LLC
                                    677 Washington Blvd
                                    Stamford CT  06901
                                    Attn:   Client Services Rep.


                           (b)      if to Customer to:

                                    USAA Mutual Fund, Inc.
                                    10750 McDermott Freeway
                                    Bank Service Building, BKB-04-S
                                    San Antonio, TX 78288
                                    Attn: Vice President, Securities Counsel and Compliance


                           (c)      if to Advisor to:

                                    Barclays Global Fund Advisors
                                    Barclays Global Investors, N.A.
                                    45 Fremont Street, 17th Floor
                                    San Francisco, CA  94105
                                    Attn: J.S. Parsons


         12. MANAGED ACCOUNTS: If an advisor is authorized in Appendix B to exercise discretion and to act on behalf of Customer with respect to the Account:

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

                  (a) Advisor makes the representations set forth in Section 2 of this Agreement and, in addition, Advisor makes the representations set forth in subsections (b) and
                         (d) of Section 2 as if the word Advisor were substituted for the word Customer therein;

                  (b) Advisor hereby represents and warrants that it has provided and will continue to provide the Customer with an explanation of the nature and risks of the strategies to be used in connection with all transactions to be executed for the Account;

                  (c) If Advisor is registered with the CFTC as a commodity trading advisor, Customer acknowledges that Advisor is exempt from providing Customer a written disclosure document (as otherwise required pursuant to CFTC Rule 4.31) on account of Customer's status as a qualified eligible client under CFTC Rule 4.7;

                  (d) Advisor will cause Customer to take such action in respect of the Account as is required of Customer under this Agreement; and

                  (e)    Customer acknowledges that:

                           (i) any communication, notice, report, statement, advice or information given to Advisor by Broker or received from Advisor by Broker in respect of the Account will be deemed to have been given to, or received from, Customer, as the case may be;

                           (ii) any decision, instruction or action of, or authorization by, Advisor in respect of the Account will be deemed to constitute the decision, instruction, action or authorization of Customer;

                           (iii) Customer has carefully examined the provisions
                                 of the documents by which it has given trading authority or control over the Account to Advisor and understands fully the obligations which it has assumed by executing these documents;

                           (iv) Broker is in no way responsible for any loss to Customer occasioned by the actions of Advisor and Broker does not by implication or otherwise endorse the operating methods of Advisor;

                           (v) by giving Advisor authority to exercise any of Customer's rights over the Account, Customer does so at its own risk.

         13. TERMINATION: This Agreement may be terminated by Customer, Advisor or Broker by written notice from Customer or Advisor to Broker or from Broker to Customer or Advisor. In the event of such notice, Customer will either close out open

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

                positions in the Account or arrange for such open positions to be transferred to another futures commission merchant. Upon satisfaction by Customer of all liabilities to Broker arising hereunder (including payment of the applicable commissions on a "half-turn basis" with respect to the transfer of Contracts to another futures commission merchant), Broker will transfer to another futures commission merchant all Contracts (if any) then held for the Account, and will transfer to Customer or to another futures commission merchant, as Customer may instruct, all cash, securities and other property held in the Account, whereupon this Agreement will terminate.

         14. RIGHTS AND REMEDIES CUMULATIVE: All rights and remedies arising under this Agreement as amended and modified from time to time are cumulative and not exclusive of any other rights or remedies which may be available at law or otherwise.

         15. NO WAIVER: No failure on the part of Broker or Customer to exercise, and no delay in exercising, any contractual right will operate as a waiver thereof, nor will any single or partial exercise by Broker or Customer of any right preclude any other or future exercise thereof or the exercise of any other partial right.

         16. GOVERNING LAW: This Agreement and the rules, obligations and remedies of the parties will be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

         17. WAIVER OF IMMUNITY: Customer hereby waives irrevocably any immunity to which it might otherwise be entitled in any arbitration, action at law, suit in equity or any other proceeding arising out of based or on this Agreement or any transaction in connection herewith.

         18. RECORDING: Broker or Customer in their sole and absolute discretion, may record, on tape or otherwise, any telephone conversation between Broker and Customer involving their respective officers, agents, and employees. Customer and Broker hereby agree and consent to such recording, with or without the use of an automatic tone warning device, and waive any right Customer or Broker, as the case may be, may have to object to the use or admissibility into evidence of such recording in any legal proceeding between Customer and Broker or in any other proceeding to which Broker or Customer is a party or in which Broker's or Customer's records are subpoenaed. Each party hereto acknowledges that the other party may erase such recordings after a reasonable period of time.

         19. EXCULPATION AND INDEMNIFICATION: Neither Broker nor any of its managing directors, officers, employees or affiliates (each a "COVERED PARTY") shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by Customer other than as a result of Broker's negligence or reckless or intentional

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                                      10
                misconduct of a Covered Party. In no event will Broker be liable to Customer for consequential, incidental or special damages.

                In the event that Broker's or Customer's performance of any of its obligations and undertakings hereunder shall be interrupted or delayed by any occurrence not occasioned by the conduct of either party hereto, whether such occurrence shall be an act of God or the common enemy or the result of war, riot, civil commotion, sovereign conduct or other acts of State, then Broker or Customer, as the case may be, shall be excused from performance for such period of time as is reasonably necessary after such occurrence to remedy the effects thereof and neither Broker nor Customer, as the case may be, nor any of their managing directors, officers, employees or affiliates shall be directly or indirectly responsible for losses occasioned thereby.

         20. All calculations or variations made by Broker in connection with this Agreement will be made in good faith, in a commercially reasonable manner and in a manner consistent with market practice.

         21. Broker expressly acknowledges and agrees that (I) "Customer" is USAA Mutual Fund, Inc., a Maryland corporation, (ii) actions taken by Customer pursuant to this Agreement are taken on behalf of those funds identified from time to time on Schedule A hereto, (each a "Fund"), (iii) each Fund is a separate series of USAA Mutual Fund, Inc., (iv) this Agreement constitutes a separate agreement between Broker and each Fund, and (v) Broker's rights and obligations with respect to one Fund create no rights or obligations with respect to any other Fund or with respect to any other series of USAA Mutual Fund, Inc.

                Schedule A may be amended from time to time by mutual agreement in writing of the parties hereto.

         22.    DISCLOSURE ACKNOWLEDGMENTS AND ELECTIONS:

           (a) Customer hereby expressly acknowledges and agrees that it has received, read and understood, and has retained a copy of, the "Risk Disclosure Statement for Futures and Options", which includes the disclosures required by CFTC Rules 1.55, 30.6, 33.7 and 190.10(c), together with a disclosure pursuant to CFTC Rule 1.46(e)(1) (and the related bankruptcy election included in the attached Special Liquidation Customer Instructions).

           (b)  The  notification   and   instructions   contained  herein  are
           continuing and shall remain in force until canceled by Customer in writing.

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

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
IN WITNESS WHEREOF, the parties hereto have executed this Commodity Customer's Agreement in one or more counterparts dated as of October 27, 2000.


                                                 BROKER:
                                                   UBS WARBURG LLC


                                                   By:/S/MICHAEL TURRO
                                                      -------------------------
                                                      Name:  Michael Turro
                                                      Title: Director


                                                 CUSTOMER:
                                                   USAA MUTUAL FUND, INC


                                                   By:/S/MICHAEL J.C. ROTH
                                                      -------------------------
                                                      Name:  Michael J. C. Roth
                                                      Title: President


                                                 ADVISOR:
                                                   BARCLAYS GLOBAL FUND ADVISORS


                                                   By: SIGNATURE NOT READABLE
                                                       ------------------------
                                                       Name:
                                                       Title:


                                                   By: SIGNATURE NOT READABLE
                                                       ------------------------
                                                       Name:
                                                       Title:

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
                                   APPENDIX A

                         INTEREST OR CONTROL OF ACCOUNT


         With reference to Section 2(c) of the Commodity Customer's Agreement, the following persons and entities also have an interest in, or control of, the
Account:

         1.     Barclays Global Fund Advisors

         2.     USAA Mutual Fund, Inc.

         3.     USAA Investment Management Company

         4. The plan(s) or trust(s), if any, participating in the USAA Nasdaq-100 Index Fund and the USAA Global Titans Index Fund, the participants in such plan(s) or trust(s), the beneficiaries of such participants and the employer(s), if any, contributing to such plan(s) or trust(s).

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

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
                                   APPENDIX B

                      DISCRETIONARY TRADING AUTHORIZATION


UBS Warburg LLC
677 Washington Blvd
Stamford, CT 06901Attn: Hina Mehta


Ladies and Gentlemen:

         The undersigned Customer hereby authorizes Barclays Global Fund Advisors and its affiliates as its agent and attorney-in-fact to purchase, sell (including through short sales) and trade in commodities and commodity futures, options on futures and commodity options contracts, on margin or otherwise, in accordance with your terms and conditions for the Customer's account and risk and in the Customer's name or number on your books. The Customer hereby agrees to indemnify and hold you harmless (except to the extent that such losses (or debit balances) result from your intentional wrong- doing or negligence) from, and to pay you promptly on demand, any and all losses arising therefrom or debit balance due thereon to the extent provided in the Commodity Customer's Agreement.

         This authorization and indemnity is in addition to (and in no way limits or restricts) any rights which you may have under the Commodity Customer's Agreement executed by the Customer and any other agreement or agreements between you and the Customer.

         This authorization may be terminated by the Customer at any time as of the actual receipt by you of written notice of termination. Termination of this authorization will not affect any liability in any way resulting from transactions initiated prior to such termination. This authorization and indemnity will inure to your benefit and that of your successors and permitted assigns.


CUSTOMER:
     USAA MUTUAL FUND, INC


By:   /S/MICHAEL J.C. ROTH
      --------------------------
      Name:  Michael J. C. Roth
      Title: President

Date:   October 27, 2000

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

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
                                   APPENDIX C

A Fund may place and maintain cash, securities and similar investments with a Futures Commission Merchant in amounts necessary to effect the Fund's transactions in Exchange-Traded Futures Contracts and Commodity Options; PROVIDED THAT:

         (1) The Broker agrees that it will hold and maintain Customer's assets in the following manner:

                           (i) The Futures Commission Merchant shall comply with the segregation requirements of section 4d(2) of the Commodity Exchange Act [7 U.S.C 6d(2)] and the rules thereunder [17 CFR Chapter I] or, if applicable, the secured amount requirements of rule 30.7 under the Commodity Exchange Act [17 CFR Chapter 30.7];

                           (ii) The Futures Commission Merchant, as appropriate to the Fund's transactions and in accordance with the Commodity Exchange Act [7 U.S.C 1 through 25] and the rules and regulations thereunder (including 17 CFR Part
                                 30), may place and maintain the Fund's assets to effect the Fund's transactions with another Futures Commission Merchant, a Clearing Organization, a U.S. or Foreign Bank, or a member of a foreign board, and shall obtain an acknowledgement, as required under rules 1.20(a) or 30.7(c) under the Commodity Exchange Act [17 CFR 1.20(a) or 30.7(c)], as applicable, that such assets are held on behalf of the Futures Commission Merchant's customers in accordance with the provisions of the Commodity Exchange Act; and

                           (iii) The Futures Commission Merchant shall promptly
                                 furnish copies of or extracts from the Futures Commission Merchant's records or such other information pertaining to the Fund's assets as the Commission through its employees or agents may request.

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

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
                                ACKNOWLEDGMENTS

                           Cross-Trade Authorization


         The undersigned consents to transactions whereby UBSW LLC, its managing directors, officers, employees or affiliates may be on the opposite side of orders for the purchase or sale of Futures Contracts and Option Contracts placed for the Customer's Account in conformity with regulations of the Commodity Futures Trading Commission and the by-laws, rules and regulations of the contract market (and its clearing house, if any) on which such order is executed.


CUSTOMER:
     USAA MUTUAL FUND, INC


By:   /S/MICHAEL J.C. ROTH
      ------------------------------------
      Name:  Michael J.C. Roth
      Title: President


Date: October 27, 2000

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

                                 HEDGE ACCOUNT
                                (IF APPLICABLE)

         The undersigned Customer represents and warrants that the Account is a hedge account and every order given for the purchase or sale of Contracts and for the Account, except with prior notice (which may be oral notice confirmed in writing) to the contrary by the undersigned Customer to UBSW LLC, will be a bona fide hedging transaction as defined in Regulation 1.3(z) promulgated by the CFTC.


CUSTOMER:
     USAA MUTUAL FUND, INC


By:   /S/MICHAEL J.C. ROTH
      ------------------------------------
      Name:  Michael J.C. Roth
      Title: President


Date: October 27, 2000

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

                   SPECIAL LIQUIDATION CUSTOMER INSTRUCTIONS


UBS Warburg LLC
677 Washington Blvd
Stamford, CT 06901
Attn: Hina Mehta


Ladies and Gentlemen:

CFTC Rule 190.06(d) requires that Customer be given the opportunity to specify whether, in the highly unlikely event of Broker bankruptcy, Customer wishes the bankruptcy trustee to liquidate its open commodity contracts held in bona fide hedging accounts without seeking instructions from Customer. In the unlikely event of such bankruptcy, Customer hereby requests that the bankruptcy trustee seek further instructions from Advisor before liquidating contracts in the above accounts.

This instruction may at any time be amended by written notice sent to UBSW LLC, 141 West Jackson Blvd., Suite 800, Chicago, Illinois 60604, Attn: Michael Turro.


CUSTOMER:
     USAA MUTUAL FUND, INC


By:   /S/ MICHAEL J.C. ROTH
      ------------------------------------
      Name: Michael J.C. Roth
      Title: President


Date: October 27, 2000

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

COMMODITY ACCOUNT FACT SHEET


Account Title:           USAA Mutual Fund, Inc


Customer Address:        10750 McDermott Freeway
                         Bank Service Building, BKB-04-S
                         San Antonio, TX 78288
                         Attn: Vice President, Securities Counsel and Compliance


Advisor Address:         Barclays Global Fund Advisors
                         45 Fremont Street, 17th Floor
                         San Francisco, CA 94105
                         Attn: J.S. Parsons


Total Net Worth:         $
                          ----------------------------------


LIST OF AUTHORIZED INDIVIDUALS FOR COMMODITY TRANSACTIONS:

1.       Patricia Dunn
2.       Garrett Bouton
3.       John E. Martinez
4.       J. Parsons
5.       Blake Grossman
6.       Judith Robertson
7.       David LaHorgue
8.       Mike Williams
9.       Jeff Hord
10.      William Geyer
11.      Gregg Schoenberg
12.      Brett Chesney
13.      Rich Ford
14.      Vivian Wong
15.      Patrick Dunne
16.      Lee Sterne
17.      Phil Schade

UBSW LLC / BGI as Advisor to Separate Client Account/USAA --neg.

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